                                                                    Exhibit 99.2








                           MEMORANDUM OF UNDERSTANDING
                              CONCERNING SETTLEMENT
                             OF DIET DRUG LITIGATION












Dated: OCTOBER 7, 1999

                                                 TABLE OF CONTENTS

PREAMBLE..........................................................................................................1

I.       SETTLEMENT AMOUNTS AND PARTICIPANTS......................................................................3

         1.       DEFINITIONS.....................................................................................3

         2.       SCOPE OF THE SETTLEMENT CLASS...................................................................9

         3.       AHP'S PAYMENT OBLIGATIONS......................................................................11

                  A.       ESTABLISHMENT OF SETTLEMENT TRUST.....................................................11

                  B.       FUND A................................................................................12

                  C.       FUND B................................................................................13

                  D.       OTHER PROVISIONS......................................................................17

         4.       SECURITY ARRANGEMENTS..........................................................................18

II.      CLASS MEMBER RIGHTS AND BENEFITS........................................................................21

         1.       SCREENING/REFUND/MEDICAL SERVICES/CASH/RESEARCH BENEFITS
                  PAYABLE FROM FUND A............................................................................21

                  A.       BENEFITS FOR CLASS MEMBERS WHO INGESTED PONDIMIN
                           AND/OR REDUX FOR MORE THAN 60 DAYS ...................................................21

                  B.       BENEFITS FOR CLASS MEMBERS WHO INGESTED PONDIMIN
                           AND/OR REDUX FOR 60 DAYS OR LESS......................................................22

                  C.       BENEFITS FOR ALL CLASS MEMBERS........................................................23

         2.       COMPENSATION BENEFITS PAYABLE FROM FUND B......................................................24
                  A.       ELIGIBLE CLASS MEMBERS................................................................24
                  B.       BENEFITS AVAILABLE....................................................................25
                  C.       PAYMENT PROVISIONS....................................................................27
         3.       OPT-OUT RIGHTS.................................................................................28
         4.       ACCELERATED IMPLEMENTATION OPTION..............................................................33

III.     AHP RIGHTS AND BENEFITS.................................................................................35

         1.       CREDITS........................................................................................35
         2.       EFFECT ON CLAIMS...............................................................................36
         3.       PROTECTION OF AHP FROM CLAIMS BY NON-SETTLING DEFENDANTS.......................................37

         4.       PROTECTION OF AHP FROM POSSIBLE SUBROGATION CLAIMS.............................................38

         5.       WALKAWAY RIGHTS................................................................................38

         6.       LIMITATION ON FINANCIAL OBLIGATIONS ...........................................................39
IV.      SETTLEMENT IMPLEMENTATION...............................................................................39

         1.       GENERAL........................................................................................39

         2.       JURISDICTION...................................................................................39

         3.       APPROVAL PROCESS AND NOTICE PROVISIONS.........................................................40

         4.       CONDITIONS.....................................................................................41

         5.       ADMINISTRATION OF CLAIMS.......................................................................41

         6.       ATTORNEYS' FEES................................................................................43

         7.       OTHER PROVISIONS...............................................................................45

                                TABLE OF EXHIBITS




EXHIBIT "A" FUND B MATRICES

                  A-1 - FUND B PAYMENT MATRICES
                  A-2 - CRITERIA FOR THE APPLICATION OF THE MATRICES A-3 - MATRIX LEVELS OF VALVULAR HEART DISEASE

EXHIBIT "B"       CREDITS

EXHIBIT "C"       DEFINITION OF SETTLED CLAIMS

EXHIBIT "D"       LIST OF RELEASED PARTIES

EXHIBIT "E"       JUDGMENT REDUCTION FOR CLAIMS BY THIRD PARTIES

                     MEMORANDUM OF UNDERSTANDING CONCERNING
                       SETTLEMENT OF DIET DRUG LITIGATION

                                    PREAMBLE

         American Home Products Corporation ("AHP") and the undersigned representatives of the purported class and subclasses defined herein (the "Class Representatives") (together, the "Parties") hereby agree to propose a nationwide class action settlement which would resolve, on the terms set forth in this Memorandum of Understanding ("MOU"), "Settled Claims" against AHP and other "Released Parties" arising from the marketing, sale, distribution and use of the diet drugs Pondimin and Redux pending in various courts, including but not limited to claims which have been made in the actions that have been transferred for coordinated or consolidated pretrial proceedings to the United States District Court for the Eastern District of Pennsylvania under Docket No. MDL 1203 (the "Federal District Court"), in the ongoing trial in VADINO ET AL. V. AHP (Docket No. MID-L-425-98), and in the numerous other state courts around the United States. The Parties to this MOU are aware of the following certified or conditionally certified nationwide or statewide classes involving Pondimin and
Redux: United States District Court for the Eastern District of Pennsylvania, IN RE DIET DRUG PRODUCTS LIABILITY LITIGATION, MDL 1203 (nationwide medical monitoring class); West Virginia (BURCH ET AL. V. AHP, Civil Action No. 97-C-204(1-11)) (statewide personal injury and medical monitoring class); Illinois (RHYNE V. AHP, 98 CH 4099) (statewide refund and monitoring reimbursement class); New Jersey (VADINO ET AL. V. AHP, Docket No. MID-L-425-98) (statewide Unfair and Deceptive Acts and Practices and medical monitoring class); New York (NEW YORK DIET DRUG LITIGATION, Index No. 700000/98) (statewide medical monitoring class); Pennsylvania (PENNSYLVANIA DIET DRUG LITIGATION, Master Docket No. 9709-3162 C.C.P. Phila.) (statewide medical monitoring class); Texas (EARTHMAN V. AHP, No. 97-10-03970 CV, Dist. Ct. Montgomery Co. Texas) (statewide medical monitoring class); Washington (ST. JOHN V. AHP, 97-2-06368-4) (statewide medical monitoring class). The Parties are committed to implementing this settlement in a manner that meets all legal requirements and assures the appropriate participation of the various courts.

         This MOU outlines the terms on which the Parties have agreed. These terms will be set forth in a formal settlement agreement (such final agreement, when executed, being referred to herein as the "Settlement Agreement"). The terms of this MOU shall be merged with and superseded by the Settlement Agreement. The Parties shall negotiate in good faith to prepare the Settlement Agreement, which shall be executed within 45 days from the date of this MOU. Prior to execution of the Settlement Agreement, however, this MOU is binding on the Parties.

         Neither this MOU nor the Settlement Agreement entered into pursuant to this MOU shall be construed as evidence of or as an admission by AHP of any liability or wrongdoing whatsoever or as an admission by the Class Representatives or members of the Settlement Class as defined herein ("Class Members") of any lack of merit in their claims.

         Accordingly, AHP and the Class Representatives hereby agree, subject to judicial approval (except as to the Accelerated Implementation Option ("AIO") described in Section II.4 below), compliance with applicable legal requirements, and other conditions, all as set forth below, that settlement fund(s) shall be established, from which the benefits outlined herein will be paid to the Class Members of the proposed settlement class and subclasses, and that the Settled Claims against AHP and other Released Parties, as defined herein, will be settled, compromised and released, as outlined below:

I.       SETTLEMENT AMOUNTS AND PARTICIPANTS

         1.       DEFINITIONS

                  - "Adjusted Maximum Annual Payment Amount," or "Adjusted MAPA," shall mean the maximum amount that AHP shall be obligated to deposit in Fund B during any Fiscal Year beginning with the second Fiscal Year after the Final Judicial Approval Date through the sixteenth Fiscal Year after the Final Judicial Approval Date. The Pre-Adjusted MAPA for each such year is set forth in Section I.3.C below. The Adjusted MAPA with regard to any Fiscal Year refers to the amount of the Pre-Adjusted MAPA for that year, as adjusted by increases due to Unused Adjusted MAPAs, as defined in Section I.3.C, from prior years and accretion thereon as set forth therein, and as adjusted by decreases due to accumulated accreted credits applied thereto as provided herein.

                  - "AHP" means American Home Products Corporation, its successors and assigns.

                  - "AHP Released Parties" shall mean those Released Parties set forth in paragraphs (a) and (b) of Exhibit "D." "Non-AHP Released Parties" shall mean those Released Parties set forth in Exhibit "D," other than the AHP Released Parties.

                  - "Claims Administrator" shall mean a person or persons to be appointed by the Trustees subject to approval of the Court(s) to administer claims for benefits pursuant to the settlement.

                  - "Court(s)" refers, as to any judicial action contemplated herein, to such court or courts that the Parties mutually agree shall be asked to take such action, as the Parties shall set forth in the Settlement Agreement.

                  - "Date 1" is the date after Final Judicial Approval, to be agreed upon in the Settlement Agreement, by which (i) Class Members in Subclasses 1(a) and 1(b) must register to receive refund and/or Screening Program benefits from Fund A, and (ii) Class Members in Subclasses 2(a) and 2(b) must register to receive refund benefits from Fund A.

                  -        "Date 2" is 120 days after the end of the Screening
                           Period.

                  - "Diet Drug(s)" shall mean Fenfluramine marketed under the brand name Pondimin and/or Dexfenfluramine marketed under the brand name Redux.

                  - "Endocardial Fibrosis" is defined as a condition (A) diagnosed by (1) endomyocardial biopsy that demonstrates fibrosis and cardiac catheterization that demonstrates restrictive cardiomyopathy or (2) autopsy that demonstrates endocardial fibrosis and
                           (B) other causes, including dilated cardiomyopathy, myocardial infarction, amyloid, Loeffler's endocarditis, endomyocardial fibrosis as defined in Braunwald (involving one or both ventricles, located in the inflow tracts of the ventricles, commonly involving the cordae tendinea, with partial obliteration of either ventricle commonly present),1 focal fibrosis secondary to valvular regurgitation, E.G., "jet lesions," focal fibrosis secondary to catheter instrumentation, and hypertrophic cardiomyopathy with septal fibrosis, have been excluded.

                  - "FDA Positive" is defined as mild or greater regurgitation of the aortic valve of the heart and/or moderate or greater regurgitation of the mitral valve of the heart as these levels are defined in Singh2
                           (1999) and measured by an echocardiographic examination performed and evaluated by qualified medical personnel following the protocol as outlined in Feigenbaum3 (1994) or Weyman4 (1994). The degrees of regurgitation are determined as follows:

                           -        Aortic Valve -- Mild or greater
                                    regurgitation, defined as regurgitant jet diameter in the parasternal long-axis view (or in the apical long-axis view, if the parasternal long-axis view is unavailable), equal to or greater than 10% of the outflow tract diameter (JH/LVOTH).

                           -        Mitral Valve -- Moderate or greater
                                    regurgitation, defined as regurgitant jet area in any apical view equal to or greater than 20% of the left atrial area (RJA/LAA).


--------

1 Braunwald, E. HEART DISEASE. A TEXTBOOK OF CARDIOVASCULAR MEDICINE, Philadelphia, W.B. Saunders Co., pp. 1433-34 (1997).

2 Singh, J.P., ET AL., "Prevalence of Clinical Determinants of Mitral, Tricuspid and Aortic Regurgitation" (The Framingham Heart Study), AMERICAN J. CARDIOLOGY, 83: 897-902 (1999).

3 Feigenbaum, H., ECHOCARDIOGRAPHY, Williams & Wilkins, Baltimore, (5th ed. 1994).

4 Weyman, A.E., PRINCIPLES AND PRACTICE OF ECHOCARDIOGRAPHY, Philadelphia, Lea & Febiger, (1994).

                  - "Final Judicial Approval" refers to the approval of the Settlement Agreement as a whole by the Court(s) and such approval(s) becoming final by the exhaustion of all appeals without substantial modification of the order or orders granting such approval(s). Final Judicial Approval shall be deemed not to have been obtained in the event that Trial Court Approval is denied, and the period for appealing such denial has expired without any such appeal having been taken.

                  - "Final Judicial Approval Date" shall mean the date on which Final Judicial Approval occurs.

                  - "Fiscal Year" shall mean any twelve-month period beginning on the first day of the month following the month in which the Final Judicial Approval Date occurs. In counting Fiscal Years, the first Fiscal Year shall be the year which begins on the first day of the month following the Final Judicial Approval Date, the second Fiscal Year shall be the twelve-month period beginning on the first day of the month following the first anniversary of the Final Judicial Approval Date, and so forth. This definition applies only to the payment terms set forth herein and has no effect on the tax or accounting year of the Settlement Trust.

                  - "Initial Opt-out Period" shall mean the period to be established by the Court(s) during which Class Members may exercise the initial opt-out right described in Section II.3.

                  - "Mild Mitral Regurgitation" refers to mitral valve regurgitation as that level is defined in Singh5
                           (1999) and measured by an echocardiographic examination performed and evaluated by qualified medical personnel following the protocol as outlined in Feigenbaum6 (1994) or Weyman7 (1994). That degree of regurgitation is determined as follows: (1) either the RJA/LAA ratio is more than 5% or the mitral regurgitant jet height is greater than 1 cm from the valve orifice, and (2) the RJA/LAA ratio is less than 20%.


--------

5 Singh, J.P., ET AL., "Prevalence of Clinical Determinants of Mitral, Tricuspid and Aortic Regurgitation" (The Framingham Heart Study), AMERICAN J. CARDIOLOGY, 83: 897-902 (1999).

6 Feigenbaum, H., ECHOCARDIOGRAPHY, Williams & Wilkins, Baltimore, (5th ed. 1994).

7 Weyman, A.E., PRINCIPLES AND PRACTICE OF ECHOCARDIOGRAPHY, Philadelphia, Lea & Febiger, (1994).

         - Primary Pulmonary Hypertension ("PPH") is defined as either or both of the following:

                  1. For a diagnosis based on symptoms and findings prior to death:

                           A.       (i)      Mean pulmonary artery pressure by
                                             cardiac catheterization of
                                             GREATER THAN OR EQUAL TO 25 mm
                                             Hg at rest or GREATER THAN OR
                                             EQUAL TO  30 mm Hg with exercise
                                             with a normal pulmonary artery
                                             wedge pressure LESS THAN OR EQUAL
                                             TO 15 mm Hg8; or

                                    (ii)     A peak systolic pulmonary artery
                                             pressure of GREATER THAN OR EQUAL
                                             TO 60 mm Hg measured by Doppler
                                             Echocardiography; or

                                    (iii)    Administration of Flolan to the
                                             patient based on a diagnosis of PPH
                                             with cardiac catheterization not
                                             done due to increased risk in the
                                             face of severe right heart
                                             dysfunction; and

                           B. Medical records which demonstrate that the following conditions have been excluded by the following results9:

                                    (i)      Echocardiogram demonstrating no
                                             primary cardiac disease including,
                                             but not limited to, shunts,
                                             valvular disease (other than
                                             tricuspid or pulmonary valvular
                                             insufficiency as a result of PPH or
                                             trivial, clinically insignificant
                                             left-sided valvular regurgitation),
                                             and congenital heart disease (other
                                             than patent foramen ovale); and

                                    (ii)     Left ventricular dysfunction
                                             defined as LVEF LESS THAN 40%
                                             defined by MUGA, echocardiogram or
                                             cardiac catheterization;

                                    (iii)    Pulmonary function tests
                                             demonstrating the absence of
                                             obstructive lung disease
                                             (FEV1/FVC GREATER THAN 50% of
                                             predicted) and the absence of
                                             GREATER THAN mild restrictive
                                             lung disease (total

--------

8 Rubin, L.J., S. Rich, PRIMARY PULMONARY HYPERTENSION, Marcel Dekker, Inc., New York (1997).

9 Braunwald, E., ESSENTIAL ATLAS OF HEART DISEASES, Current Medicine, Philadelphia, 1997, pg. 10-9.

                                             lung capacity GREATER THAN 60%
                                             of predicted at rest); and

                                    (iv)     Perfusion lung scan ruling out
                                             pulmonary embolism; and

                                    (v)      If, but only if, the lung scan is
                                             indeterminate or high probability,
                                             a pulmonary angiogram or a high
                                             resolution angio computed
                                             tomography scan or demonstrating
                                             absence of thromboembolic disease;
                                             and

                           C.       Conditions known to cause pulmonary
                                    hypertension8,9,10 including connective
                                    tissue disease known to be causally related to pulmonary hypertension, toxin induced lung disease known to be causally related to pulmonary hypertension, portal hypertension, significant obstructive sleep apnea, interstitial fibrosis (such as silicosis, asbestosis, and granulomatous disease) defined as greater than mild patchy interstitial lung disease and familial causes have been ruled out by a Board-Certified Cardiologist or
                                    Board-Certified Pulmonologist as the cause of the person's pulmonary hypertension.

                                                 -OR-

                  2.       For a diagnosis made after the individual's death:

                           A. Autopsy demonstrating histopathologic changes in the lung consistent with primary pulmonary hypertension and no evidence of congenital heart disease (other than a patent foramen ovale) with left-to-right shunt, such as ventricular septal defect as documented by a Board-Certified Pathologist; and

                           B. Medical records which show no evidence of alternative causes as described above for living persons.

                  The foregoing definition of PPH ("the PPH Definition") is intended solely for the purpose of describing claims excluded from the definition of Settled Claims. The Parties agree that the PPH Definition includes

--------

10 Rich, S., Editor, Executive Summary from the Symposium on Primary Pulmonary Hypertension, Evian, France, co-sponsored by the World Health Organization, http://www.who.int/ncd/cvd/pph-html. September 6-10, 1998.

                  but is broader than the rare and serious medical condition suffered by the individuals described in the IPPHS study.11 The subjects in that study exhibited significantly elevated pulmonary artery pressures with an average systolic pulmonary artery pressure of 88 mm Hg and average mean pulmonary artery pressure of 57 mm Hg. Two-thirds of the IPPHS patients demonstrated NYHA Class III or IV symptoms. While the IPPHS subjects would fall within the PPH Definition, the definition also includes persons with a milder, less serious medical condition.

         - "Preliminary Approval" shall mean the granting, by order of the appropriate trial Court(s), of the preliminary approval(s) of the Settlement Agreement sought by the Parties pursuant to
                  Section IV.3 below, and the entry of an order or orders directing the issuance of notice to the Settlement Class.

         - "Preliminary Approval Date" shall mean the date on which Preliminary Approval occurs.

         - "Released Parties" refers to those persons or entities described in Exhibit "D."

         - "Screening Period" refers to the 12-month period (or such longer period that shall be permitted by the Court(s) for good cause shown, but in any case not to exceed 18 months) during which benefits shall be available under the Screening Program.

         - "Screening Program" refers to the program for providing transthoracic echocardiograms and interpretive physician visit benefits, as set forth in Section II.1.

         - "Settled Claims" refers to those claims set forth in Exhibit "C," and shall not include any claims based upon PPH, including claims for compensatory, punitive, exemplary or multiple damages arising from a PPH claim.

         - "Transthoracic Echocardiogram" means a non-invasive, standard echocardiogram which includes an M-Mode and 2D echocardiogram, and Doppler and color Doppler evaluations of all four chambers of the heart and all four heart valves.


--------

11 Abenhaim, L., ET AL., Appetite-Suppressant Drugs and the Risk of Primary Pulmonary Hypertension. International Primary Pulmonary Hypertension Study Group, NEW ENGLAND JOURNAL OF MEDICINE, 1996, 335(9): 606-616.

         - "Trial Court Approval" shall mean the granting, by order, of the approval(s) of the Settlement Agreement by the trial Court(s).


         - "Trial Court Approval Date" shall mean the date upon which Trial Court Approval occurs.

         - "Trust" or "Settlement Trust" shall mean a trust established to receive funds to be paid by AHP as provided in this MOU and the Settlement Agreement.

         - "Trustees" shall mean those individuals approved by the Court(s) to administer the Settlement Trust.

2.       SCOPE OF THE SETTLEMENT CLASS

         - The Parties shall seek certification of a nationwide class solely for settlement purposes (the "Settlement Class").

         -        The Settlement Class will consist of:

                  All persons in the United States, its possessions and territories who ingested Pondimin and/or Redux ("Diet Drug Recipients"), or their estates, administrators or other legal representatives, heirs or beneficiaries ("Representative Claimants"), and any other persons asserting the right to sue AHP or any Released Party independently or derivatively by reason of their personal relationship with a Diet Drug Recipient, including without limitation, spouses, parents, children, dependents, other relatives or "significant others" ("Derivative Claimants").12 The Settlement Class does not include any individuals who, on or before September 30, 1999, have executed releases of AHP and/or the AHP Released Parties relating to claims arising from the use of Diet Drugs.

         -        There will be five subclasses as follows:

--------

12 Claims based upon PPH, as defined in Section I.1 above, are not Settled Claims and may be pursued by Class Members notwithstanding the settlement. The existing rights of such Class Members to litigate PPH claims, and the defenses of AHP to such claims shall not in any way be altered by this settlement.

         - "Subclass 1(a)" shall consist of all Diet Drug Recipients in the Settlement Class (1) who ingested Pondimin and/or Redux for 60 days or less, and (2) who have not been diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and before September 30, 1999, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on their personal or legal relationship with a Diet Drug Recipient (1) who ingested Pondimin and/or Redux for 60 days or less, and (2) who has not been diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and before September 30, 1999.

         - "Subclass 1(b)" shall consist of all Diet Drug Recipients in the Settlement Class (1) who ingested Pondimin and/or Redux for more than 60 days, and (2) who have not been diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and before September 30, 1999, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on a personal or legal relationship with a Diet Drug Recipient (1) who ingested Pondimin and/or Redux for more than 60 days, and
                  (2) who has not been diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and before September 30, 1999.

         - "Subclass 2(a)" shall consist of all Diet Drug Recipients in the Settlement Class (1) who ingested Pondimin and/or Redux for 60 days or less, and (2) who have been diagnosed by a qualified physician as FDA Positive by an echocardiogram which was performed after the commencement of Diet Drug use and before September 30, 1999, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on a personal or legal relationship with a Diet Drug Recipient (1) who ingested Pondimin and/or Redux for 60 days or less, and (2) who has been diagnosed by a qualified physician as FDA Positive by an echocardiogram which was performed after the commencement of Diet Drug use and before September 30, 1999.

         - "Subclass 2(b)" shall consist of all Diet Drug Recipients in the Settlement Class (1) who ingested Pondimin and/or Redux for more than 60 days, and (2) who have been diagnosed by a qualified physician as FDA Positive by an echocardiogram which was performed after the commencement of Diet Drug use and before September 30, 1999, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on a personal or legal relationship with a Diet Drug Recipient (1) who ingested Pondimin and/or Redux for more than 60 days, and (2) who has been diagnosed by a qualified physician as FDA Positive by an echocardiogram which was performed after the commencement of Diet Drug use and before September 30, 1999.

         - "Subclass 3" (which may include persons also included in Subclasses 1(a) and 1(b)) shall consist of all Diet Drug Recipients in the Settlement Class who have been diagnosed by a qualified physician, after the commencement of Diet Drug use and by the end of the Screening Period, as having Mild Mitral Regurgitation but who have not been diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period, and all Representative and Derivative Claimants in the Settlement Class whose claims are based on a personal or legal relationship with a Diet Drug Recipient who has been diagnosed by a qualified physician, after the commencement of Diet Drug use and by the end of the Screening Period, as having Mild Mitral Regurgitation but who has not been diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period.

3.       AHP'S PAYMENT OBLIGATIONS

    A.   ESTABLISHMENT OF SETTLEMENT TRUST

         - A Settlement Trust will be established to receive the funds to be paid by AHP under the terms of this settlement.

         - The Parties agree that the Trustees will be nominated by the Parties and that each nomination will be subject to agreement of the Parties and subject to approval by the Court(s), consistent with the provisions stated in Section IV.2 below.

         - The Settlement Trust will begin as a reversionary trust and will become non-reversionary upon Final Judicial Approval. If Final Judicial Approval is not obtained, or if the MOU or Settlement Agreement is terminated in accordance with its terms for any other reason, all amounts remaining in the Settlement Trust after payment of any charges and expenses which the MOU and/or the Settlement Agreement expressly authorized or required to be incurred and expended prior to the reversion date, including any amounts expended to assist in seeking Final Judicial Approval, shall be returned to AHP.

         - AHP shall have no right to any of the funds previously deposited, nor to any of the funds subsequently deposited into the Settlement Trust, as of the date the Trust becomes non-reversionary. AHP shall have no further claim to such funds for any purpose.

     B.  FUND A

         -        AHP shall make payments into Fund A as follows:

                  - $50 million five business days after the Preliminary Approval Date.

                  - $383 million five business days after the Trial Court Approval Date.

                  - $383 million 6 months after the preceding payment of $383 million.

                  - $184 million five business days after the Final Judicial Approval Date.

         - The monies held by Fund A shall be available and shall be used to pay all benefits payable from Fund A, out-of-pocket expenses of Plaintiffs' Counsel approved by the Court(s) for reimbursement in relation to Fund A, and all proper administration expenses associated with the administration of the settlement and the Settlement Trust insofar as they relate to Fund A.

         - In addition to the foregoing, AHP shall pay $200 million five business days after the Final Judicial Approval Date into an escrow account under the supervision of the Court(s) for payment in such manner and in such amounts as the Court(s) may determine are appropriate as compensation to Plaintiffs' Counsel relating to Fund A, as contemplated by Section IV.6 hereof. AHP shall take no position on the amount of such fees to be awarded as attorneys' fees or the allocation thereof. Any amount in that escrow account not awarded in attorneys' fees shall be returned to AHP by order of the Court(s).

         - When the Trustees decide that Fund A's purposes have been met, the remaining balance, if any, in Fund A shall be transferred to

                  Fund B.

         - Any transfer from Fund A to Fund B will not reduce the Adjusted MAPA for the year in which any unused portion of Fund A is transferred, and said transfer will not reduce the maximum obligation of AHP to make payments to Fund B.

    C.   FUND B

         -        AHP shall make payments into Fund B as follows:

                  - $25 million five business days after the Preliminary Approval Date.

                  - $625 million five business days after the Final Judicial Approval Date.

                  - The $25 million which is paid to Fund B at the Preliminary Approval Date and the $625 million which is paid to Fund B at the Final Judicial Approval Date shall be available and shall be used to pay all Class Members who qualify to receive benefits from Fund B through the end of the first Fiscal Year beginning after the Final Judicial Approval Date and thereafter, all common benefit fees and costs awarded by the Court(s) in relation to Fund B, and all proper administrative expenses associated with the administration of the settlement and the Settlement Trust insofar as they relate to Fund B.

                  - Beginning in the second Fiscal Year after the Final Judicial Approval Date, the Trustees may request in writing on a quarterly basis an additional amount, said amount being referred to herein as the "Fund B Deposit," needed (i) to pay claims received which qualify for payment, including claims for counsel fees and administrative expenses, but which have not been paid due to an insufficient cash balance in Fund B, and/or (ii) to maintain a $50 million reserve in Fund B for administrative expenses (the "Administrative Reserve"). AHP shall pay the Fund B Deposit so requested no later than 15 days after the date on which the Trustees provide AHP with written notice of a request for a Fund B Deposit. AHP's obligation to make such Fund B Deposit, however, shall at all times be subject to the Adjusted MAPA.

                           - The Pre-Adjusted MAPA for each Fiscal Year shall be as set forth below:


                        Fiscal Year                                         Fund B
                                                                     Pre-Adjusted Maximum
                                                                    Annual Payment Amount
  2nd Fiscal Year after the Final Judicial Approval Date                 $182,863,500
  3rd Fiscal Year after the Final Judicial Approval Date                 $182,863,500
  4th Fiscal Year after the Final Judicial Approval Date                 $182,863,500
  5th Fiscal Year after the Final Judicial Approval Date                 $182,863,500
  6th Fiscal Year after the Final Judicial Approval Date                 $182,863,500
  7th Fiscal Year after the Final Judicial Approval Date                 $182,863,500
  8th Fiscal Year after the Final Judicial Approval Date                 $182,863,500
  9th Fiscal Year after the Final Judicial Approval Date                 $182,863,500
  10th Fiscal Year after the Final Judicial Approval Date                $182,863,500
  11th Fiscal Year after the Final Judicial Approval Date                $182,863,500
  12th Fiscal Year after the Final Judicial Approval Date                $182,863,500
  13th Fiscal Year after the Final Judicial Approval Date                $182,863,500
  14th Fiscal Year after the Final Judicial Approval Date                $182,863,500
  15th Fiscal Year after the Final Judicial Approval Date                $182,863,500
  16th Fiscal Year after the Final Judicial Approval Date                $480,000,000

                  - In the event that the Adjusted MAPA in any Fiscal Year is not required to be paid in its entirety, the difference between the Adjusted MAPA for that Fiscal Year and the payment amounts actually made by AHP to Fund B in that Fiscal Year (the "Unused Adjusted MAPA") shall accrete as follows: an average shall be taken of the Unused Adjusted MAPA at the end of each Fiscal quarter; that average Unused Adjusted MAPA shall accrete at 6% for that year; and the Unused Adjusted MAPA at the end of the fourth quarter of that Fiscal Year, plus the accretion as calculated in accordance with the provisions set forth above, shall be added to the Adjusted MAPA available to the Settlement Trust in the following year. For example and by way of explanation, assume that an Unused Adjusted MAPA of $50 million was generated by the end of the first quarter of the third Fiscal Year and remains unchanged for the next two Fiscal quarters, but is reduced to $40 million by the end of the fourth quarter of the Fiscal year. The average quarterly Unused Adjusted MAPA for the third Fiscal Year would be $47.5 million. Accreting at 6%, a total accretion of $2,850,000 would then be added to the Unused Adjusted MAPA of $40,000,000 at the end of the fourth quarter of that Fiscal Year, resulting in a total of $42,850,000 of Unused Adjusted MAPA to be added to the Adjusted MAPA available to the Settlement Trust in the following Fiscal Year (the fourth Fiscal
                           Year). Because the Pre-Adjusted MAPA for the fourth Fiscal Year is $182,863,500, the Adjusted MAPA for that year, assuming no other adjustments, would be $225,713,500. If the Trustees did not require any Fund B Deposit in the fourth Fiscal Year, the quarterly average of the Unused Adjusted MAPA for the fourth Fiscal Year would be $225,713,500, which would accrete at 6%, and the accreted amount, $239,256,310, would be added to the Pre-Adjusted MAPA for the fifth Fiscal Year, so that the Adjusted MAPA at the beginning of the fifth Fiscal Year will be $422,119,810, provided there are no further adjustments.

                  - The credits referred to in Section III.1 shall accrete at 6% per year, compounded annually, commencing at the end of the Fiscal quarter during which each credit is generated and ending on the date of the Adjusted MAPA which is reduced by the application of the credit, irrespective of the actual passage of time. The determination of the amount of such credits generated in any Fiscal Year shall be made at the end of each Fiscal Year after the Final Judicial Approval Date unless an earlier determination is necessary to carry out the intention of the Parties. Such accreted credits shall accumulate and shall be applied to reduce the Adjusted MAPAs in reverse order starting with the first day of the sixteenth Fiscal Year after the Final Judicial Approval Date. For example and by way of explanation, assuming a $1 million credit were generated during the last quarter of the first Fiscal Year after the Final Judicial Approval Date, and assuming no other adjustments to the Adjusted MAPA, this credit would accrete until the first day of the sixteenth Fiscal Year after the Final Judicial Approval Date, would have an accreted value of $2,260,904 and would be applied at that date to reduce the Adjusted MAPA for that year. As a further example by way of explanation, assuming that $300 million of credits were generated during the last quarter of the third Fiscal Year after the Final Judicial Approval Date, and assuming no other adjustments to the Adjusted MAPA, $238,545,295 of those credits would accrete until the first day of the sixteenth Fiscal Year after the Final Judicial Approval Date, at which time those credits would have an accreted value of $480 million and would be applied at that date to eliminate the full amount of the Pre- Adjusted MAPA for that year; the remaining $61,454,705 of those third year credits would accrete until the first day of the fifteenth Fiscal Year after the Final Judicial Approval Date, at which time those credits would have an accreted value of $116,659,378 and would be applied at that date to reduce the Pre-Adjusted MAPA for the fifteenth Fiscal Year by that amount; the Pre-Adjusted MAPA for the fifteenth Fiscal Year would therefore be $66,204,122 (namely, $182,863,500 minus
                           $116,659,378).

                  - Prior to the end of the first quarter of the sixteenth Fiscal Year after the Final Judicial Approval Date, the Trustees shall make a calculation as to a Final Payment to be made by AHP to Fund B (the "Final Payment"). The Final Payment, if any, by AHP into Fund B, shall be the lesser of two amounts, "X" or "Y," where:

                           - Amount "X" refers to the projected amount of additional funds necessary to meet the obligations of Fund B. To make this projection, the Trustees shall cause an actuarial determination to be made, based on the experience of the Settlement Trust, as to the amount of additional funds, if any, which will be required to fund obligations to Class Members who have qualified or are likely in the future to qualify for benefits from Fund B and associated administrative expenses. In determining Amount "X," the Trustees shall also take into consideration the then cash balance in Fund B (including the Administrative Reserve), its projected future investment and other income, and an estimate of required future administrative expenses.

                           -        Amount "Y" refers to the difference between
                                    (i) the Adjusted MAPA computed as of the first day of the sixteenth Fiscal Year following the Final Judicial Approval Date, giving due credit for all Unused Adjusted MAPAs with 6% accretions thereon, and all credits to which AHP is entitled under the Settlement Agreement with 6% accretions thereon, and (ii) any amounts paid by AHP to Fund B during the first quarter of the sixteenth Fiscal Year.

                  - After making the foregoing calculation, but prior to payment thereof, the Trustees shall provide a report to Class Counsel and to AHP setting forth the Trustees' projection of the amount of additional funds, if any, which will be necessary to meet the obligations of Fund B, as described above. The report shall contain all supporting information necessary to allow Class Counsel and AHP to evaluate the accuracy and reasonableness of the projection. Such supporting information shall include, without limitation, the Trustees' methodology for making the projection and any assumptions used in making the projection. Either AHP or Class Counsel shall have the right to seek any additional information reasonably requested by them, and to contest the Trustees' projections to the Court(s), which shall modify such projection if it is determined to be unreasonable or lacking in substantial support. AHP shall make the Final Payment within 15 days after a final determination of the amount thereof. In the event AHP seeks a stay of such determination pending appeal and posts adequate bond, Class Counsel shall not oppose such a stay.

                  - At such time as the accumulated accreted credits are equal to or exceed the remaining payment obligations of AHP, as calculated hereunder, the Final Payment shall be deemed to have been made.

                  - If no Final Payment is required pursuant to this provision, or if a Final Payment is made or deemed to have been made pursuant to the foregoing provisions, AHP shall have no further obligation to make any payments to Fund B under the Settlement Agreement.

                  - The monies held by Fund B shall be available and shall be used to pay all benefits payable from Fund B, all common benefit fees and costs awarded by the Court(s) in relation to Fund B, and all proper administrative expenses associated with the administration of the settlement and the Settlement Trust insofar as they relate to Fund B.

         D.       OTHER PROVISIONS

                  - The Settlement Trust shall be structured and managed to qualify as a Qualified Settlement Fund under
                           Section 468B of the Internal Revenue Code and related regulations and will contain customary provisions for such trusts including obligations of the Settlement Trust to make tax filings and to provide to AHP information to permit AHP to report deductions properly for tax purposes.

                  - The Parties agree that all of the amounts being paid pursuant to the terms of this MOU and the settlement are being paid as damages (other than punitive damages) on account of alleged physical personal injuries or alleged physical sickness of the members of the Settlement Class as described in Section 104(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). The Parties further agree that the claims set forth in the definition of Settled Claims in Exhibit "C" hereto have their origin in such alleged physical personal injuries or physical sickness.

                  - AHP shall have no obligation to make any payments pursuant to the settlement except as expressly set forth herein. AHP shall have no responsibility for the management of the Settlement Trust or any liability to any Class Member arising from the handling of claims by the Trustees.

                  - Appropriate provisions for the termination of the Settlement Trust will be agreed upon and set forth in the Settlement Agreement.

4.       SECURITY ARRANGEMENTS

         - AHP agrees that, during the period after the Trial Court Approval Date and until those payments to be made five business days after the Final Judicial Approval Date have been made, AHP shall maintain credit facilities in an amount that will at all times exceed, by not less than $1 billion, the sum of (a) its outstanding commercial paper borrowings, (b) the amount of any uses (other than the payments under this agreement) for which such credit facilities have been committed and (c) outstanding drawings under the credit agreement.

         - Fifteen days after the Final Judicial Approval Date, AHP shall establish and thereafter maintain a fund (the "Security Fund") consisting of high- grade marketable commercial securities (to be defined in the Settlement Agreement), selected by AHP, having a principal value equal to $370 million. If the credit rating for AHP reported by both Moody's and Standard & Poor's is below investment grade at any time during which the Security Fund must be maintained hereunder, AHP shall deposit additional securities as specified above having a principal value of an additional $180 million.

         - The Security Fund shall be terminated upon AHP's making, or being deemed to have made, the Final Payment provided for in
                  Section I.3.C above.

         - AHP shall be entitled to withdraw from the Security Fund all income earned thereby. However, in the event that the credit rating of AHP reported by both Moody's and Standard & Poors is below investment grade at any time during which the Security Fund must be maintained hereunder, AHP shall no longer be entitled to withdraw from the Security Fund the income earned thereby, except that AHP shall thereafter be entitled to withdraw, at each tax payment date, such amount thereof as shall equal all federal, state and local taxes payable by AHP with respect to or on account of the whole amount of the Security Fund. AHP shall be responsible for the payment of all federal, state and local taxes payable with respect to or on account of the Security Fund.

         - AHP shall grant to the Trustees a perfected security interest in the Security Fund as collateral for AHP's obligations under the Settlement Agreement. The assets in the Security Fund shall at all times be owned by AHP, subject to the rights of the Trust as a secured creditor.

         - For purposes of this MOU and the Settlement Agreement, an "Uncured Failure to Make Payment" is an event after the Final Judicial Approval Date in which:

                  (1) AHP fails to make a payment to Fund B which was due and not timely paid and failure to make payment was due to either a financial inability to pay or a deliberate unwillingness to pay, such determinations having been made by order of the Court(s) after an evidentiary hearing; and

                  (2) AHP fails to make that payment within thirty days after such order becomes final after exhaustion of all appeals, if any, or AHP fails to make that payment thirty days after a trial court order declaring an Uncured Failure to Make Payment and is unable to obtain a stay of that order pending an appeal from such order.

         - At least thirty days prior to such an evidentiary hearing, AHP and Class Counsel shall have the right to receive from the Trustees such information as they reasonably request relating to the Trustees' claim that such payment was due and owing, as to which issue the Trustees shall have the burden of proof.

         - In the event of an Uncured Failure to Make Payment, securities and/or cash in the Security Fund having a principal value equal to the entire amount of the Security Fund shall be transferred to an escrow account under the supervision of the Court(s), without impairing the security interest of the Trust. The portion of the escrow account, if any, needed to satisfy obligations of AHP under the Settlement Agreement shall be paid to the Trust pursuant to order of the Court(s) or on agreement of the Parties. Any unused amount of the escrow account shall be returned to AHP at the time the Final Payment is made or deemed to have been made. Any income earned on the account shall remain the property of the account, and all federal, state and local taxes payable with respect to the escrow account shall be paid out of the account. Additional conditions and procedures for the establishment, operation and distribution of the escrow account shall be set forth in the Settlement Agreement.

                  -        In the event of the following occurrences:

                    (1) The occurrence of more than one Uncured Failure to Make Payment within a two-year period; and

                    (2) The depletion of the amount of the assets which AHP is required to have on deposit in the Security Fund or in the escrow account described above by more than fifty per cent of the then-required amount of assets; and

                    (3) A determination by the Court(s) after notice and an opportunity to be heard by all interested parties that the remaining assets in the Security Fund or in such escrow account are not likely to be sufficient to pay the remaining Fund B obligations to members of the class as of that point in time;

                    then in such event all Diet Drug Recipients who (i) are diagnosed as FDA Positive or as having Mild Mitral Regurgitation by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period and who have registered for settlement benefits by Date 2, or (ii) are diagnosed as having Endocardial Fibrosis by September 30, 2005, and have registered for settlement benefits by January 31, 2006, together with their associated Representative and/or Derivative Claimants, if such Class Members have not received Matrix-Level V benefits set forth in Exhibit "A," will have a right to opt out of the settlement and pursue all of their Settled Claims (except for those claims set forth in subparagraphs (5) and (7) of Exhibit "C"), against AHP and the other Released Parties, including claims for punitive and multiple damages. Specific procedures pertaining to the exercise of such an opt-out shall be set forth in the Settlement Agreement. In the event of such an opt-out, neither the AHP Released Parties nor the Non-AHP Released Parties may assert any defense based on any statute of limitations or repose, the doctrine of laches, any other defense predicated on the failure to timely pursue the claim, or any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein. In any legal action commenced by a Class Member exercising a right of opt-out under these circumstances, the Class Member shall reduce the amount of his or her recovery by the amount of cash, if any, that the Class Member has received from AHP and/or the Trust under the terms of the settlement.

               - Nothing contained in this section shall be construed to be a waiver of or a limitation on rights which the Class Members, Class Representatives or Trustees would otherwise have under the law in the event of a breach of the Settlement Agreement.

II.    CLASS MEMBER RIGHTS AND BENEFITS

     1. SCREENING/REFUND/MEDICAL SERVICES/CASH/RESEARCH BENEFITS PAYABLE FROM FUND A

               A. BENEFITS FOR CLASS MEMBERS WHO INGESTED PONDIMIN AND/OR REDUX FOR MORE THAN 60 DAYS

                    - SCREENING PROGRAM: Diet Drug Recipients in Subclass 1(b) will be eligible for one transthoracic echocardiogram and an associated interpretive physician visit. Eligible Class Members must register for this benefit by Date 1. This Screening Program shall be conducted for a 12-month period after Final Judicial Approval, in accordance with the terms and conditions set forth in the Settlement Agreement. This period may be extended for up to an additional 6 months by the Court(s) for good cause shown.

                    - Diet Drug Recipients in Subclass 1(b) who do not accept the Accelerated Implementation Option (SEE Section II.4 below) and who, independent of the Screening Program, obtain a transthoracic echocardiogram after the end of the Initial Opt-out Period but before the Final Judicial Approval Date, may recover from Fund A the lesser of (i) the Trust's cost of providing such an echocardiogram and associated interpretive physician visit under the Screening Program and (ii) the actual amount paid for the echocardiogram by the Class Member, net of amounts paid or reimbursed by an insurance carrier or other third-party payor, but only in the event that the settlement receives Final Judicial Approval. Such a payment must be claimed by Date 2. Class Members receiving such a payment may not also participate in the Screening Program.

                    - ADDITIONAL MEDICAL SERVICES OR CASH: All Diet Drug Recipients in Subclass 2(b) and those Diet Drug Recipients in Subclass 1(b) who have obtained an FDA Positive diagnosis by a qualified physician after Pondimin and/or Redux use but by the end of the Screening Period, will be entitled to receive, at the Class Member's election, either (i) valve-related medical services up to $10,000 in value to be provided by the Trust (with the services to be specified in the Settlement Agreement) or (ii) $6,000 in cash. Such cash payments and funds for such medical services will come from Fund A. Eligible Class Members must register for this benefit and make the affirmative election as to whether they wish to receive cash or services by Date 2.

                    - REFUND: Diet Drug Recipients in Subclasses 1(b) and 2(b), or their associated Representative Claimants, will be eligible for a refund in the fixed amount of $30 per month of use for Pondimin and $60 per month of use for Redux, subject to a maximum of $500 per Class Member; provided, however, that such benefits will be made available to members of Subclasses 1(b) and 2(b) only if, and to the extent that, Fund A possesses sufficient assets to pay such benefits after paying or creating a reserve for payment of all other authorized expenses and benefits to be provided by Fund
                         A. Eligible Class Members must register for this benefit by Date 1.

            B. BENEFITS FOR CLASS MEMBERS WHO INGESTED PONDIMIN AND/OR REDUX FOR 60 DAYS OR LESS:

                    - REFUND: Diet Drug Recipients in Subclasses 1(a) and 2(a) or their associated Representative Claimants will be eligible for a refund in the fixed amount of $30 per month of use for Pondimin and $60 per month of use for Redux. Eligible Class Members must register for this refund benefit by Date 1.

                    -    SCREENING PROGRAM:

                    - In general, members of Subclass 1(a) are not entitled to screening benefits.

                    - If, however, during the Screening Period, a Diet Drug Recipient in Subclass 1(a), independent of the Screening Program, obtains an FDA Positive transthoracic echocardiogram, he/she may recover from Fund A the lesser of (i) the cost to the Trust of providing such an echocardiogram and an associated interpretive physician visit under the Screening Program, and (ii) the actual amount paid for the transthoracic echocardiogram and associated interpretive physician visit by the Class Member, net of amounts paid or reimbursed by an insurance carrier or other third-party payor, but only in the event that the settlement receives Final Judicial Approval. Eligible Subclass 1(a) members must register for this benefit by Date 2.

                    - In addition, the Trustees may, in their discretion in appropriate cases for compassionate and humanitarian reasons, provide a transthoracic echocardiogram and associated interpretive physician visit during the Screening Period for members of Subclass 1(a) who are Diet Drug Recipients where the Trustees determine that such persons are in need of such services and otherwise unable to obtain them or where there fare other compelling reasons to provide such services to such persons. Total disbursements for such services shall not exceed $20 million. Eligible Subclass 1(a) members must apply for such benefits by Date 1.

                    - ADDITIONAL MEDICAL SERVICES OR CASH. All members of Subclass 2(a) who are Diet Drug Recipients as well as those members of Subclass 1(a) who are Diet Drug Recipients and who have obtained an FDA Positive diagnosis by a qualified physician after drug use but by the end of the Screening Period, will be entitled to receive, at the Class Member's election, either (i) valve-related medical services up to $5,000 in value to be provided by the Trust (with the services to be specified in the Settlement Agreement) or (ii) $3,000 in cash. Such cash payments and funds for such medical services will come from Fund A. Eligible Class Members must register for this benefit and make the affirmative election as to whether they wish to receive cash or services by Date 2.

          C.   BENEFITS FOR ALL CLASS MEMBERS

                    - MEDICAL RESEARCH AND EDUCATION FUND. An amount in Fund A not to exceed $25 million may be used to finance medical research and education related to heart disease, in accordance with standards and procedures to be specified in the Settlement Agreement.

                         The Medical Research and Education Fund will be funded by the transfer of up to $25 million from Fund A to an organization formed for that purpose and described in Subsection (c) of Section 501 of the Internal Revenue Code. The management of the Medical Research and Education Fund will be by an independent Board of Trustees, to be appointed by the Court(s). The Parties agree that the Trustees will be nominated by the Parties and that each nominee will be subject to agreement of the Parties and subject to Court approval.

                    - MEDICAL/LEGAL REGISTRY. The Trustees shall apply a portion of Fund A to establish, operate and maintain a "Registry" to track the medical condition of Class Members, both for purposes of processing claims for benefits under the terms of the settlement and for purposes of medical research and education. The Settlement Agreement shall contain appropriate provisions to assure that the identity of each such Class Member shall be maintained in confidence. The funds expended to create, maintain and operate this Registry shall be considered administrative expenses of Fund A and shall not reduce the $25 million which is available for medical education and research. The terms and conditions under which the Registry is to operate shall be defined in the Settlement Agreement.

                    - In addition, the Trustees may, in their discretion, for members of Subclasses 1(a) and 1(b), in cases of true financial hardship provide a transthoracic echocardiogram and associated interpretive physician visit to such persons upon Trial Court Approval. Total disbursements for such services shall not exceed $10 million.

               2.   COMPENSATION BENEFITS PAYABLE FROM FUND B
                    A. ELIGIBLE CLASS MEMBERS

               - The following Class Members, and only such Class Members, shall be entitled to the compensation benefits set forth on the matrices in Exhibit "A" in accordance with the criteria and definitions set forth in this MOU, Exhibit "A," and the Settlement Agreement:

                    (1) Diet Drug Recipients who have been diagnosed by a qualified physician as FDA Positive or as having Mild Mitral Regurgitation by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period and have registered for further settlement benefits by Date 2;

                    (2) The Representative Claimants of Diet Drug Recipients who have been diagnosed by a qualified physician as FDA Positive or as having Mild Mitral Regurgitation by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period, where either the Diet Drug Recipient or the Representative Claimant(s) for the Diet Drug Recipient has registered for further settlement benefits by Date 2;

                    (3) The Derivative Claimants of Diet Drug Recipients who have been diagnosed by a qualified physician as FDA Positive or as having Mild Mitral Regurgitation by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period, where the Derivative Claimants have registered for settlement benefits by Date 2, to the extent that such persons have a legally recognized claim for loss of services, consortium, support, or the like, arising from injury to the associated Diet Drug Recipient.

                    (4) Diet Drug Recipients who have been diagnosed by a qualified physician as having Endocardial Fibrosis by September 30, 2005 and have registered for Fund B benefits by January 31, 2006.

                    (5) The Representative Claimants of Diet Drug Recipients who have been diagnosed by a qualified physician as having Endocardial Fibrosis by September 30, 2005, where either the Diet Drug Recipient or the Representative Claimant(s) of the Diet Drug Recipient has registered for Fund B benefits by January 31, 2006.

                    (6) The Derivative Claimants of Diet Drug Recipients who have been diagnosed by a qualified physician as having Endocardial Fibrosis by September 30, 2005, where the Derivative Claimants have registered for Fund B benefits by January 31, 2006, to the extent that such persons have a legally recognized claim for loss of services, consortium, support, or the like, arising from injury to the associated Diet Drug Recipient.

               B.   BENEFITS AVAILABLE

                    - If a Diet Drug Recipient qualifies for matrix payments due to more than one condition, such Class Member shall be entitled to receive only the higher of such payments, but not both such payments.

                    - Matrices A-1 and B-1 in Exhibit "A" set forth the maximum aggregate amount to which the Diet Drug Recipient or his or her Representative Claimants are collectively entitled. Where there is more than one Representative Claimant associated with any particular Diet Drug Recipient eligible for such matrix benefits, the Trustees and/or Claims Administrator shall allocate this amount among all of the Representative Claimants. Matrices A-2 and B-2 in Exhibit "A" set forth the maximum aggregate amount to which all Derivative Claimants associated with any particular Diet Drug Recipient are collectively entitled. Where there is more than one Derivative Claimant associated with any particular Diet Drug Recipient eligible for such matrix benefits, the Trustees and/or Claims Administrator shall allocate the matrix amount among all of the Derivative Claimants.

                    - Diet Drug Recipients who have been diagnosed by a qualified physician as FDA Positive (but not also as having Mild Mitral Regurgitation) by the end of the Screening Period and have registered for settlement benefits by Date 2, and their associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for settlement benefits by Date 2, shall be eligible for matrix payments for Matrix-Level conditions resulting from the valve or valves for which there was an FDA Positive diagnosis by a qualified physician by the end of the Screening Period, subject to the above provision that if he/she qualifies for more than one benefit, he/she shall be entitled to the higher benefit, but not both.

                    - Diet Drug Recipients who have been diagnosed by a qualified physician as having Mild Mitral Regurgitation (but not also as FDA Positive) by the end of the Screening Period and have registered for settlement benefits by Date 2, and their associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for settlement benefits by Date 2, shall be eligible for matrix payments only for claims based upon the mitral valve, subject to the above provision that if he/she qualifies for more than one benefit, he/she shall be entitled to the higher benefit, but not both.

                    - Diet Drug Recipients who have been diagnosed by a qualified physician both as FDA Positive (due to mild or greater aortic regurgitation) and as having Mild Mitral Regurgitation by the end of the Screening Period and have registered for settlement benefits by Date 2, and their associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for settlement benefits by Date 2, shall be eligible for matrix payments based upon either the aortic or the mitral valve.

                    - Diet Drug Recipients who have been diagnosed by a qualified physician as having Endocardial Fibrosis by September 30, 2005, and have registered for Fund B benefits by January 31, 2006, and their associated Representative and Derivative Claimants who have registered (or who are deemed to have registered) for settlement benefits by January 31, 2006, shall be entitled to the Endocardial Fibrosis benefits set forth in the matrices in Exhibit "A," regardless of whether or not the Diet Drug Recipient had valvular regurgitation.

                    - A Representative Claimant is "deemed" to have registered for settlement benefits either when the Representative Claimant registers for benefits or, if applicable, as of the date when the Diet Drug Recipient to which the claim relates has registered for settlement benefits.

               C.   PAYMENT PROVISIONS

                    - The matrix payment amounts set forth in Exhibit "A" will be increased by 2% per year, compounded annually, beginning one year after the Final Judicial Approval Date.

                    - A "Matrix Payment Cut-off Date" is established for purposes of this settlement. The Matrix Payment Cut-off Date shall be a date which is 14 years from the Final Judicial Approval Date or December 31, 2015, whichever is earlier. Those Class Members who fail to qualify for payment on the matrices in Exhibit "A" by the Matrix Payment Cut-off Date shall have no further right to claim benefits under Fund B or to exercise a back-end opt-out (discussed in Section II.3 below). However, where a Diet Drug Recipient does qualify for payment on the matrices in Exhibit "A" by the Matrix Payment Cut-off Date, the Diet Drug Recipient and/or the associated Representative and Derivative Claimants may continue to receive higher amounts of matrix benefits, if any, if the condition of the Diet Drug Recipient which qualified such person for such payment progresses to a more severe condition after the Matrix Payment Cut-Off Date.

                    - Once a Diet Drug Recipient has reached a matrix-level of severity before the Matrix Payment Cut-off Date, the Diet Drug Recipient and any associated Representative and/or Derivative Claimants can step up to higher matrix levels and will be paid the incremental dollar amount, if any, by which the higher severity level matrix payment exceeds the matrix payment previously received. Notwithstanding the foregoing, Class Members who seek benefits for Endocardial Fibrosis must qualify for payment on the matrices for that condition by September 30, 2005 and register (or be deemed to have registered) for benefits by January 31, 2006.

                    - To receive matrix benefits, the Class Member must provide the Trustees or Claims Administrator with appropriate documentation of the condition of the Diet Drug Recipient that forms the basis for the claim, including among other things, appropriate medical records, a declaration under penalty of perjury from the Diet Drug Recipient that, to the best of his/her knowledge, such condition was not present prior to usage of Pondimin and/or

                         Redux; and a declaration on penalty of perjury from a Board-certified Cardiologist or Cardiothoracic Surgeon setting forth an opinion to a reasonable degree of medical certainty that (i) the Diet Drug Recipient has the condition which qualifies the Class Member for a particular matrix payment, including, where applicable, that the causation requirements applicable to conditions (b)(v) and (c) of Matrix-Level V, as defined in Exhibit "A" at A-3, either are or are not present;
                         (ii) to the best of such physician's knowledge, such condition was not present prior to usage of Pondimin and/or Redux; and (iii) all the conditions set forth in Exhibit "A" at A-2 which determine whether Matrix A-1 or B-1 is applicable, either are present or are not present.

                    - If the Class Member seeking a matrix payment is unable to obtain the documentation described above through the exercise of reasonable efforts, the Trustees and/or Claims Administrator shall have the right to consider other supporting documentation (as shall be further specified in the Settlement Agreement) to establish the Class Member's condition, subject to review by the Court(s) pursuant to procedures to be set forth in the Settlement Agreement. If this evidence establishes the Class Member's condition, the Class Member shall be entitled to receive the appropriate matrix benefits.

          3.   OPT-OUT RIGHTS
                    - As to all opt-outs, where there is both a Diet Drug Recipient or a Representative Claimant and one or more Derivative Claimants, the Diet Drug Recipient's or the Representative Claimant's exercise or failure to exercise an opt-out right shall be binding on the associated Derivative Claimant(s).

                    -    INITIAL OPT-OUT:

                           -        ELIGIBLE: All Class Members.

                           - METHOD OF EXERCISE: Each Class Member wishing to opt out from this settlement must sign and submit timely written notice to the Court(s), to the Trustees and/or Claims Administrator and to AHP, by the expiration of the Initial Opt-out Period. The Parties will recommend that the Court(s) approve an Initial Opt-out Period of 90 days from the date on which class notice commences.

                           - EFFECT OF EXERCISE: Any Class Member who timely and properly exercises an initial opt-out right may initiate, continue with, or otherwise prosecute any legal claim against AHP and the Released Parties without any limitation, impediment or defense arising from the terms of the Settlement Agreement and subject to all defenses and rights which AHP and the Released Parties would otherwise have in the absence of the Settlement Agreement. AHP agrees that it will not use this MOU or this settlement to cause delay to any Class Member who timely and properly exercises his/her initial opt-out right and initiates, continues with, or otherwise prosecutes a claim against AHP.

                           - REVOCATION OF EXERCISE: Any Class Member may revoke an election to exercise a right of initial opt-out and thereby receive the benefits of the settlement, provided that the revocation takes place with the written consent of AHP, which shall not be unreasonably withheld.

                  -        INTERMEDIATE OPT-OUT

                           - ELIGIBLE: All Diet Drug Recipients who are not members of Subclasses 2(a), 2(b) or 3, and who have been diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period, and their associated Representative and/or Derivative Claimants.

                           - METHOD OF EXERCISE: Each Class Member wishing to exercise a right of intermediate opt-out must do so by submitting timely written notice of the Class Member's desire to exercise such right to the Court(s), to the Trustees and/or Claims Administrator and to AHP, not later than Date 2. A Class Member who wishes to exercise an intermediate opt-out right must sign a document acknowledging an understanding of the settlement rights and benefits that will be relinquished by exercise of the intermediate opt-out right. A Class Member may not exercise an intermediate opt-out right after making election to receive either $6,000 in cash or $10,000 in medical services in the case of members of Subclass 1(b), pursuant to Section II.1.A above, or $3,000 in cash or $5,000 in medical benefits in the case of members of the Subclass 1(a), pursuant to Section II.1.B above.

                           - EFFECT OF EXERCISE: The intermediate opt-out is subject to the following provisions. A Class Member who timely and properly exercises an intermediate opt-out right may pursue all of his or her Settled Claims (except for those claims set forth in subparagraphs (5) and (7) of Exhibit "C"), against the AHP Released Parties and/or the Non-AHP Released Parties, but may only assert a claim therein based on the heart valve of the relevant Diet Drug Recipient which was diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Program. With respect to each Class Member who exercises the intermediate opt- out right and who initiates a lawsuit against any of the Released Parties within one year from the date on which the intermediate opt-out right is exercised, the AHP Released Parties shall not assert any defense based on any statute of limitations or repose, the doctrine of laches, any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein. A Class Member exercising an intermediate opt-out right may not seek punitive, exemplary, or any multiple damages against the AHP Released Parties or the Non-AHP Released Parties; provided, however, as consideration for being a Non-AHP Released Party and for receiving the benefit of this waiver of punitive, exemplary, and multiple damages, the Non- AHP Released Party must agree not to assert any defense based on any statute of limitations or repose, the doctrine of laches, or any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein; and provided further that if the Non-AHP Released Party so agrees, then the Class Member may not recover more than the total amount of compensatory damages he or she is entitled to from all persons or entities in connection with any claimed injury arising from his/her use of Diet Drugs. A Class Member exercising an intermediate opt-out right may not use any previous verdicts or judgments against the AHP Released Parties, or factual findings necessary to such verdicts or judgments, for purposes of establishing claims or facts in order to obtain a verdict or judgment against the AHP Released Parties under the doctrines of res judicata, collateral estoppel or other doctrines of claim or issue preclusion. Nor may a Class Member exercising an intermediate opt-out right seek to introduce into evidence against the AHP Released Parties, for any purpose, such a verdict, judgment, or factual finding.
                           - SUPPLEMENTAL NOTICE: The Trustees shall give Class Members a supplemental advance notice of Date 2 which shall explain, among other things, the importance of that date.

                  -        BACK-END OPT-OUT

                           - ELIGIBLE: As to Matrix-Level claims based upon valvular regurgitation, all Diet Drug Recipients who have been diagnosed by a qualified physician as FDA Positive or as having Mild Mitral Regurgitation by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period, and who reach a matrix-level of severity after September 30, 1999 but before the Matrix Payment Cut-off Date, and their associated Representative and/or Derivative Claimants, provided that the Class Member has registered or is deemed to have registered for settlement benefits by Date 2. Class Members who knew prior to September 30, 1999, that they have injury to one or more of their heart valves and a condition which would entitle them to payments on the matrices in Exhibit "A," may not exercise a back-end opt-out.

                                    As to Matrix-Level claims based upon
                                    Endocardial Fibrosis, all Diet Drug
                                    Recipients who have not received the
                                    diagnosis of Endocardial Fibrosis from a qualified physician by September 30, 1999, and who have subsequently been diagnosed by a qualified physician as having Endocardial Fibrosis by September 30, 2005, and their associated Representative and/or Derivative Claimants.

                                    Class Members who are not eligible for
                                    Matrix-Level benefits may not exercise the back-end opt-out right provided by this settlement.

                           - METHOD OF EXERCISE: The back-end opt-out must be exercised by timely written notice to the Court(s), to the Trustees and/or Claims Administrator and to AHP, within 120 days after the date on which the Class Member first knows or should have known in the exercise of reasonable diligence that the relevant Diet Drug Recipient has developed a condition which qualifies for payment on the matrices appended hereto as Exhibit "A." A Class Member who wishes to exercise a back-end opt-out right must sign a document acknowledging an understanding of the settlement rights and benefits that will be relinquished by exercise of the back-end opt-out. A Class Member may not exercise a back-end opt-out right after claiming any matrix payment.

                           - EFFECT OF EXERCISE: The back-end opt-out is subject to the following provisions. A Class Member who timely and properly exercises a back-end opt-out may pursue all of his or her Settled Claims (except for those claims set forth in subparagraphs (5) and (7) of Exhibit "C"), against the AHP Released Parties and/or the Non-AHP Released Parties, but may only assert a claim therein as follows: (i) if such person has opted out by reason of a matrix- level of severity of a condition of one or more heart valves diagnosed by a qualified physician as FDA Positive or Mild Mitral Regurgitation by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period, such lawsuit may only assert a claim based on that heart valve or valves and condition; and (ii) if such person has opted out by reason of Endocardial Fibrosis, such lawsuit may only assert a claim based on Endocardial Fibrosis. With respect to each Class Member who exercises the back-end opt-out right and who initiates a lawsuit against any of the Released Parties within one year from the date on which the back-end opt-out right is exercised, the AHP Released Parties shall not assert any defense based on any statute of limitations or repose, the doctrine of laches, any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein. A Class Member exercising a back-end opt-out may not seek punitive, exemplary, or any multiple damages against the AHP Released Parties or the Non- AHP Released Parties; provided, however, as consideration for being a Non-AHP Released Party and for receiving the benefit of this waiver of punitive, exemplary, and multiple damages, the Non-AHP Released Party must agree not to assert any defense based on any statute of limitations or repose, the doctrine of laches, or any other defense predicated on the failure to timely pursue the claim, any defense based on "splitting" a cause of action, any defense based on any release signed pursuant to the Settlement Agreement, and/or any other defense based on the existence of the Settlement Agreement, except to the extent provided herein; and provided further that if the Non-AHP Released Party so agrees, then the Class Member may not recover more than the total amount of compensatory damages he or she is entitled to from all persons or entities in connection with any claimed injury arising from his/her use of Diet Drugs. A Class Member exercising a back-end opt-out may not use any previous verdicts or judgments against the AHP Released Parties, or factual findings necessary to such verdicts or judgments, for purposes of establishing claims or facts in order to obtain a verdict or judgment against the AHP Released Parties under the doctrines of res judicata, collateral estoppel or other doctrines of claim or issue preclusion. Nor may a Class Member exercising a back-end opt- out right seek to introduce into evidence against the AHP Released Parties, for any purpose, such a verdict, judgment, or factual finding.

                  4.       ACCELERATED IMPLEMENTATION OPTION
                           - All Class Members shall be offered, through the class notice (and may be offered through other means), the option of obtaining settlement benefits prior to the Final Judicial Approval Date (the "Accelerated Implementation Option" or "AIO") subject to the conditions defined below and those that will be set forth more fully in the Settlement Agreement.

                           - Any Class Member may elect the AIO at any time from the Preliminary Approval Date until the Final Judicial Approval Date or, unless AHP elects to extend the offer date thereafter, the date on which it is determined that the Settlement Agreement will not receive Final Judicial Approval. Persons electing the AIO may begin receiving benefits thereunder at such time as the trial Court(s) rule on the approval or non-approval of the settlement.

                           - Each person electing the AIO will enter into an individual agreement with AHP (the "Individual Agreements"), separate from AHP's agreement with the Settlement Class. Such Individual Agreements shall be effective prior to the Final Judicial Approval Date and, if the Settlement Agreement with the Settlement Class does not receive Final Judicial Approval or is terminated for any reason, such Individual Agreements shall nevertheless continue to be effective and binding.

                           - The Individual Agreements shall provide that the parties thereto shall have all the same rights and obligations to one another as the benefits and rights accorded to Class Members and to AHP under the Settlement Agreement, except as provided below. Class Members will have all the rights and benefits provided in Sections II.1 and II.2, and AHP will have all the rights and benefits provided in Section III, except subsection 5 thereof. The Parties hereto will agree upon, and set forth in the Settlement Agreement, provisions establishing dates of implementation applicable to such Individual Agreements.

                           - No persons exercising an initial opt-out will be eligible to enter into an

                                    Individual Agreement, unless such initial opt-out has been revoked with AHP's consent pursuant to Section II.3. Persons signing Individual Agreements will, by entering into such Individual Agreements, knowingly and affirmatively waive all intermediate and back-end opt-out rights otherwise provided by the Settlement Agreement. In addition, such persons will agree not to object to approval of the settlement by the Court(s) and will agree not to appeal from Trial Court Approval thereof.

                                    - Prior to the Final Judicial Approval Date,
                                    Fund A benefits for individuals accepting this AIO will be paid out of Fund A; Fund B benefits for eligible individuals accepting the AIO will be paid out of Fund B, and AHP shall deposit in Fund B any additional amounts needed to pay such Fund B benefits for individuals accepting the AIO.

                                    - In the event of Final Judicial Approval, all benefits due under the AIO shall be paid from Fund A or Fund B, as applicable, and AHP shall have no further obligation to make payments to Fund B for the payment of such AIO benefits, except as set forth in Section I.3.C above. In that event, AHP will receive a credit for the payment, prior to Final Judicial Approval, of such Fund B benefits pursuant to the preceding provision. That credit will be applied against the earliest payment(s) to Fund B required to be made by AHP. All Individual Agreements shall be administered after Final Judicial Approval in all respects as if they were part of the settlement, other than the fact that parties to such Individual Agreements shall have no intermediate or back-end opt-out rights.

                                    - In the Settlement Agreement, the Parties shall provide for appropriate security for the payment of benefits due under the AIO in the event that the settlement does not receive Final Judicial Approval in lieu of those set forth in Section I.4 above.

                                    - In the event that the settlement does not receive Final Judicial Approval or that the Settlement Agreement is terminated, AHP shall be obligated to pay AIO benefits directly to persons who accepted the AIO. AHP's obligations to make such payments shall be subject to the same limitation on AHP's maximum obligations as would have been applicable to its Fund A and Fund B obligations had the Settlement Agreement received Final Judicial Approval.

                                    - If the settlement fails to receive Final
                                    Judicial Approval for any reason, an
                                    agreed-upon share of the non-individual
                                    components of Fund A (including medical
                                    research, and costs of administration) will be provided by AHP, through a mechanism to be agreed upon, for the benefit of persons accepting the AIO, in accordance with terms and conditions to be specified in the Settlement Agreement, provided that administrative costs will be incurred only to the extent reasonable in light of the number of Individual Agreements in effect and the extent of administration required therefor.

                           -        If AHP exercises its "walkaway" right under
                                    Section III.5 of this MOU, the Individual
                                    Agreements previously entered into shall nevertheless be binding and effective on AHP and the other parties thereto. The exercise of the walkaway right by AHP will not affect its obligations to those Class Members who have accepted the AIO prior to AHP's exercise of its walkaway right.

                           - The Parties shall ask the Court(s) to supervise the award of attorneys' fees relating to the Individual Agreements, as set forth in Section IV.6 below, whether or not the settlement receives Final Judicial Approval.

         III.     AHP RIGHTS AND BENEFITS

                  1.       CREDITS

                           - For initial, intermediate, and/or back-end opt-outs, AHP shall receive credits against its Fund B obligations in the event that these individuals subsequently receive payments from AHP pursuant to judgments or settlements. The material terms of the credits are outlined in Exhibit "B" and shall be set forth in full in the Settlement Agreement.

                           - In order to qualify for the credits set forth in Exhibit "B," AHP must provide the Trustees or Claims Administrator with appropriate documentation of the condition of the Diet Drug Recipient for which a payment was made and for which credit is claimed, including, among other things, appropriate medical records and a declaration on penalty of perjury from a Board-certified Cardiologist or
                                    Cardiothoracic Surgeon setting forth an
                                    opinion to a reasonable degree of certainty that (i) the Diet Drug Recipient has the condition which would otherwise qualify a Class Member for a particular matrix payment, including, where applicable, that the causation requirements applicable to conditions (b)(v) and (c) of Matrix-Level V, as defined in Exhibit "A" at A-3, either are or are not present; (ii) to the best of such physician's knowledge, such condition was not present prior to usage of Pondimin and/or Redux; and (iii) all the conditions set forth in Exhibit "A" at A-2 which determine whether Matrix A-1 or B-1 are applicable, either are present or are not present.

                           - If AHP is unable to obtain the documentation described above in the exercise of reasonable diligence, the Trustees and/or Claims Administrator shall have the right to consider other supporting documentation (as shall be further specified in the Settlement Agreement) to establish the Class Member's condition, subject to review by the Court(s) pursuant to procedures to be set forth in the Settlement Agreement. If this evidence establishes the Class Member's condition,

                                    AHP shall be entitled to the claimed credit.

         2.       EFFECT ON CLAIMS

                           - Upon Final Judicial Approval, the Settlement Agreement and any order(s) approving the Settlement will release all Settled Claims on behalf of all Class Members against AHP and other Released Parties, except those claims asserted by Class Members upon a timely and proper exercise of any applicable opt-out right granted by the settlement. In addition, each Class Member who accepts benefits pursuant to this settlement shall execute an individual release of all his/her Settled Claims against AHP and other Released Parties. This individual release will be ineffective, null and void as to those claims which, under the terms of this settlement, may be asserted by the Class Member upon a timely and proper exercise of any applicable opt-out right granted by the settlement.

                           - Settled Claims are those described in Exhibit "C" hereto. Settled Claims do not include claims based on PPH.

                           - For purposes of any statute of limitations or similar time bar, the AHP Released Parties shall not assert that a Class Member actually had PPH unless and until the condition of the Class Member meets the definition of PPH set forth in this MOU and in the Settlement Agreement.

                           - In the event that a Class Member initiates a claim based on PPH, the AHP Released Parties shall not assert a defense based on "splitting" of claims, causes of action and/or parties by virtue of the fact that the Class Member is included in the Settlement, but the claim based on PPH is not a Settled Claim.

                           - The Settlement Agreement shall set forth the form(s) of release necessary to effectuate this settlement and effectively to provide AHP all the relief contemplated hereby. Such release shall contain, INTER ALIA, a covenant not to sue AHP or other Released Parties on any Settled Claim.

                           - The Released Parties are those described in Exhibit "D" hereto.

                           - Complaints asserting all Settled Claims on behalf of the Settlement Class will be dismissed with prejudice upon Trial Court Approval. Such dismissals would be vacated in the event that the settlement does not receive Final Judicial Approval.

                           - After Date 2, the following persons shall have no further right to any benefits under the settlement and shall have no right to pursue any Settled Claims against AHP or any Released Party, except to the extent such person timely and properly exercises, or has exercised, an initial, intermediate or back-end opt-out:

                                    (1)      with respect to all Settled Claims
                                             other than those based on
                                             Endocardial Fibrosis, any Class
                                             Member asserting a claim based on a
                                             Diet Drug Recipient who: (a) has
                                             not been diagnosed by a qualified
                                             physician as FDA Positive nor as
                                             having Mild Mitral Regurgitation by
                                             an echocardiogram performed after
                                             the commencement of Diet Drug use
                                             and by the end of the Screening
                                             Period, or (b) has been diagnosed
                                             by a qualified physician as FDA
                                             Positive or as having Mild Mitral
                                             Regurgitation by an echocardiogram
                                             performed after the commencement of
                                             Diet Drug use and by the end of the
                                             Screening Period, but the Class
                                             Member has not registered or been
                                             deemed to have registered for
                                             settlement benefits by Date 2.

                                    (2)      with respect to Settled Claims
                                             based on Endocardial Fibrosis, any
                                             Class Member asserting a claim
                                             based on a Diet Drug Recipient who:
                                             (a) has not been diagnosed by a
                                             qualified physician as having
                                             Endocardial Fibrosis by September
                                             30, 2005, or (b) has been diagnosed
                                             by a qualified physician as having
                                             Endocardial Fibrosis by September
                                             30, 2005, but the Class Member has
                                             not registered or been deemed to
                                             have registered for settlement
                                             benefits by January 31, 2006.

         3.       PROTECTION OF AHP FROM CLAIMS BY NON-SETTLING DEFENDANTS

                           - "Non-Settling Defendants" (as defined in Exhibit "E") in any present or future litigation involving Pondimin and/or Redux shall be enjoined and barred from commencing or prosecuting any claim against AHP or any other Released Party, including claims for contribution and/or non- contractual indemnity, to the extent consistent with the terms of Exhibit "E."

                           - All such claims pending against AHP or any other Released Party in any court shall be dismissed with prejudice upon Trial Court Approval. Such dismissals would be vacated in the event that the settlement does not receive Final Judicial Approval.

                           - The Settlement Agreement shall contain protection for Non-Settling Defendants as provided in Exhibit "E" hereto, which shall be set forth in full in the Settlement Agreement.

         4.       PROTECTION OF AHP FROM POSSIBLE SUBROGATION CLAIMS

                           - To the extent that any person has rights of subrogation by virtue of a payment or payments made to or for the benefit of any specific Class Member who has not properly and timely exercised a right of opt-out, such rights of subrogation may be asserted with respect to the Trustees' obligation to make payments to that Class Member from Fund B but shall not be asserted directly against AHP and/or the Released Parties except to the extent required by applicable Federal or State law. AHP will promptly notify the Trustees and/or Claims Administrator and the affected Class Member of the assertion of such a subrogation claim against AHP. The Court(s) shall enter a bar order to preclude the assertion of such subrogation claims against AHP and/or the Released Parties, except to the extent that it would be impermissible to bar such claims under provisions of applicable law.

                           - The Trustees and/or Claims Administrator shall provide notice of subrogation claims received by the Trustees to affected Class Members and afford them an opportunity to contest, otherwise object to or compromise any such claims. In making distribution of any amounts to which Class Members are entitled from Fund B, the Trustees shall recognize and pay subrogation claims from the amount otherwise payable to such Class Member, but only to the extent that the subrogation claim is recognized by applicable law. Unless the law clearly sets forth different principles, the Trustees shall not recognize a subrogation claim unless: (1) it is affirmatively brought to their attention prior to distribution of Funds to a Class Member; (2) it is based on a positive provision of law or a valid enforceable contract; (3) the putative subrogee clearly establishes that the subrogee actually made a payment or payments to or for the benefit of the Class Member which is of a type that the putative subrogee would be entitled to recover against AHP and/or the Released Parties, and then (4) only to the extent of the actual payment made less an equitable debit for attorneys' fees, and any other allowable or appropriate charges against the putative subrogee.

         5.       WALKAWAY RIGHTS
                           - AHP shall have the option to terminate and withdraw from the Settlement Agreement, in its sole discretion, based upon the number of persons who have timely and properly elected during the Initial Opt-Out Period to be excluded from the Settlement Class. If AHP elects to exercise this walkaway right, it shall do so within 60 days of the close of the Initial Opt-out Period.

                           - The exercise of this walkaway right by AHP will not affect its obligation to provide the benefits to those Class Members who have accepted the Accelerated Implementation Option prior to AHP's exercise of its walkaway right.

         6.       LIMITATION ON FINANCIAL OBLIGATIONS

                           - The maximum amount that AHP shall be obligated to pay under this MOU and under the Settlement Agreement shall be AHP's obligation to make the payments to Fund A and the associated escrow agent as specified in Section I.3.B and AHP's obligation to make payments to Fund B in accordance with
                                    Section I.3.C. These limitations shall also apply to AHP's obligations under Individual Agreements entered into pursuant to the Accelerated Implementation Option.

IV.      SETTLEMENT IMPLEMENTATION

         1.       GENERAL

                           - In order to become effective, the settlement must receive Final Judicial Approval, except as to the Accelerated Implementation Option and as otherwise expressly provided herein.

                           - The Parties recommend that the Court(s) establish an Advisory Committee of Class Counsel, which would consist of counsel actively involved in State and Federal Diet Drug Litigation. The purpose of the Advisory Committee of Class Counsel would be to advise the Trustees concerning the proper operation and implementation of the Settlement Agreement.

                           - The Parties recommend that, as part of the process of administering the settlement, the Court(s) shall appoint one or more individuals to provide information to Class Members and their counsel concerning the terms and implementation of the Settlement Agreement, subject to such guidelines as the Court(s) shall set forth. The sums expended for the activities of such persons shall be considered administrative expenses of the Trust which will be paid by Fund A as incurred, even if prior to Final Judicial Approval.

         2.       JURISDICTION

                           - Beginning with the execution of this MOU, the Parties shall confer with the Federal Court and the State Courts which, as of the date of this MOU, have issued orders certifying or conditionally certifying statewide class actions involving Pondimin and/or Redux and recommend that such Courts confer with one another in an effort to establish a jurisdictional and administrative mechanism or mechanisms to effectuate this settlement.

                  - A trust shall be established and maintained to receive and administer Fund A and Fund B. During the period of time that the benefits of the Screening Program are being provided to Class Members, the majority of the Trustees or Administrators shall be appointed and/or approved by the state courts which have certified statewide medical monitoring classes as of the date of this MOU.

         3.       APPROVAL PROCESS AND NOTICE PROVISIONS

                  - Promptly after executing this MOU, the Parties shall jointly move the New Jersey Court for a stay of further proceedings in VADINO.

                  - Within 45 days after executing this MOU, the Parties shall use their best efforts and negotiate in good faith to prepare and execute a Settlement Agreement which shall set forth in full all terms and conditions of this settlement.

                  - Within 10 days after executing the Settlement Agreement, the Parties shall jointly move the Court(s) for conditional certification of the Settlement Class, Preliminary Approval of the settlement, authorization to disseminate the class notice and the designation of an Initial Opt-out Period to terminate 90 days after the date on which class notice commences in accordance with applicable orders granting Preliminary Approval of the settlement.

                  - The proposed form of the notice and proposed methods of distribution shall be mutually agreed upon by the Parties and jointly proposed to the Court(s). Fund A will pay 50% and Fund B will pay 50% of the total costs of printing, publishing and otherwise disseminating the notice. In the event that the settlement does not receive Final Judicial Approval, the costs of printing, publishing or otherwise disseminating notice shall be borne by AHP, and none of the Funds will therefore have any obligation to return or refund such costs to AHP.

                  - The additional procedures for effectuating and obtaining Final Judicial Approval of the settlement will be set forth in detail in the Settlement Agreement.

                  - The Parties shall cooperate in all of these filings and proceedings and in any related appeals.

                  - AHP shall retain its right to contest class certification for litigation purposes.

         4.       CONDITIONS

                  - AHP's obligations under the MOU and the Settlement Agreement, other than its obligations to Class Members who accept its AIO, will be subject to conditions to be specified in the Settlement Agreement, including:

                           -        Final Judicial Approval of the Settlement
                                    Agreement.

                           - The Parties' agreement as to the Court(s) to which the settlement shall be submitted for approval, the aspects of the settlement to be submitted to each such court, the Court(s) to be requested to take each of the judicial actions contemplated herein, and the Court(s) which are to supervise subsequent implementation of the settlement.

                           - Entry of the stays described in Section IV.3 above.

                           - Entry of an order of the Court(s) barring subrogation claims against AHP and barring third-party claims for contribution and indemnity against AHP and the Released Parties, in accordance with Section III.3 and III.4 and Exhibit "E" hereto, respectively.

                           - Filing and dismissal with prejudice of the Class Representatives' complaint(s) asserting all Settled Claims on behalf of the Settlement Class and exhaustion of all appeals therefrom.

                           - Prior approval of the MOU and the Settlement Agreement by AHP's Board of Directors, and by the Plaintiffs' Management Committee in MDL 1203.

                           - Entry of such other orders as are needed to effectuate the terms of the settlement.

                  - The Parties may waive any of the foregoing conditions, but may otherwise terminate this MOU and/or the Settlement Agreement if these conditions are not satisfied in any respect.

         5.       ADMINISTRATION OF CLAIMS
                  - Provisions will be agreed upon and set forth in the Settlement Agreement which assure to the reasonable satisfaction of AHP and the Class Representatives that the settlement benefits and rights shall be administered in a manner which reasonably ensures that Class Members who claim benefits are actually entitled to receive them and that payments are not made to Class Members who are not entitled to receive them. Accordingly, the Settlement Agreement (including attachments thereto) will set forth provisions including, but not limited to:

                           - Qualifications for persons administering echocardiograms or other diagnostic procedures.

                           - Qualifications for health care professionals who interpret the echocardiograms or other diagnostic procedures.

                           -        Protocols to be followed in the
                                    administration of these diagnostic
                                    procedures.

                           - Information to be obtained from registering Class Members and claimants (including verification of drug use and medical condition).

                           -        Qualifications of Trustees and Claims
                                    Administrator.

                           - Ability of Trustees to obtain expert medical advice or other analyses in connection with claims for benefits, if appropriate and necessary.

                           -        Penalties of perjury for false claims.

                           - AHP's right to obtain, at its expense, an independent transthoracic echocardiogram of any Class Member or any party to an Individual Agreement seeking any benefits, pursuant to the Settlement Agreement or pursuant to such Individual Agreement.

                           - Review and auditing procedures, including by the Parties, for all elements of the claims process (including but not limited to registration, echocardiogram, diagnostic reports and claim forms, claims evaluation and claims determination process).

                           - Periodic reporting of claims receipt, processing, classification, payment, and auditing.

                           - Resolution of any factual or other disputes which arise in administration of claims.

                           - Supervision of the implementation of the settlement by the Court(s).

         6.       ATTORNEYS' FEES

                  - In the event that the settlement receives Final Judicial Approval, the Court(s) shall award counsel fees and litigation expenses from the settlement funds to those attorneys who contributed to the creation of the settlement fund through work devoted to the "common benefit" of Class Members, including any attorney who believes that he or she conferred benefits upon the class through state court litigation ("Common Benefit Attorneys") in accordance with applicable principles of law and subject to the following provisions.

                           - AHP agrees to pay Class Counsel and Common Benefit Attorneys an attorney's fee in an amount of up to $200,000,000 for the services related to Fund A, subject to approval of the appropriate Court(s). To the extent that such fees are awarded by the Court(s), they shall be paid by the escrow agent from the escrow account into which AHP is required to deposit said amounts for that purpose, as set forth above in Section I.3.B.

                           - For purposes of awarding attorneys' fees from Fund B, AHP agrees that attorneys' fees should be awarded and paid as a percentage of or otherwise based on the net present value, as of the Final Judicial Approval Date, of the maximum amounts which AHP may be legally obligated to pay to Fund B for the benefit of the class, regardless of the amount of claims actually paid at any given point in time, pursuant to the principle expressed in the case law, SEE BOEING V. VAN GEMERT, 444 U.S. 472 (1980). The Parties stipulate that for purposes of calculating payment of attorneys' fees only, the net present value, as of the Final Judicial Approval Date, of the maximum amounts which AHP may be legally obligated to pay to Fund B for the benefit of the class is $2,550,000,000. The Parties further agree that the attorneys' fees payable from Fund B to counsel for the Settlement Class ("Class Counsel") and Common Benefit Attorneys from Fund B shall not exceed $229 million, which is 9% of the $2,550,000,000 dollar amount, and that the actual amount of attorneys' fees shall be as determined by the Court(s). Attorneys representing individual Class Members who receive a matrix payment from Fund B shall be entitled to receive an attorneys' fee in that percentage of the amount due to the Class Member which is determined by subtracting 9% from the percentage amount of the contingent fee to which the attorney is entitled under any valid written contingent fee agreement with the Class Member. Attorneys may also recover reimbursement of reasonable out-of-pocket costs out of matrix payments from Fund B, to the extent authorized in the document evidencing the attorney's retention and the attorney's fee agreement with the Class Member. It is expected that the Trustees will not honor contingent fee agreements with private counsel which were entered into in violation of applicable law.

                  - In the event that the settlement does not receive Final Judicial Approval, AHP shall make a payment for attorneys' fees for Fund A benefits paid or provided under the AIO to an account to be established as shall be set forth in the Settlement Agreement and supervised by the Court(s). The first such payment shall be in the amount of 20% of the dollar value of all Fund A benefits paid or provided to individuals under the AIO as of the date of such fee payment. At quarterly intervals thereafter, AHP shall pay into the account an amount equal to 20% of the dollar value of all Fund A benefits paid or provided to individuals under the AIO during the preceding quarter. Any amounts paid into this account which are not awarded in attorneys' fees shall be returned to AHP by order of the Court(s). Any attorney, including any attorney who believes that he or she conferred benefits upon individuals electing the AIO through state court litigation, may apply to the Court(s) for a portion of the amount deposited in such account and shall be entitled to payment of such common benefit fees in accordance with applicable provisions of law. Those accepting the AIO must expressly agree to this provision regarding fees as a condition to exercising the option.

                  - Prior to the time that the settlement receives Final Judicial Approval or in the event that the settlement does not receive Final Judicial Approval, AHP shall deduct from any Fund B benefits paid to those accepting the AIO an amount equal to 9% of the aggregate amount being paid and shall deposit such amounts in the account to be established as shall be set forth in the Settlement Agreement and supervised by the Court(s). Any attorney, including any attorney who believes that he or she conferred benefits upon individuals electing the AIO through state court litigation, may apply to the Court(s) for a portion of the amount deposited in such account and shall be entitled to payment of such common benefit fees and costs in accordance with applicable provisions of law. Attorneys representing individual Class Members who receive Fund B benefits under the AIO shall be entitled to receive from such Class Members, and not from the account supervised by the Court(s), attorneys' fees in that percentage of the amount due to the Class Member which is determined by subtracting 9% from the percentage amount of the contingent fee to which the attorney is otherwise entitled under any valid written contingent fee arrangement with the Class Member. Those accepting the AIO must expressly agree to this provision regarding fees as a condition to exercising the option.

                  - In the event that the settlement receives Final Judicial Approval, no additional attorneys' fees or litigation expenses shall be paid for benefits conferred on those individuals who accepted the AIO .

         7.       OTHER PROVISIONS

                  - This MOU and the Settlement Agreement shall be binding on the successors and assigns of the Parties.

                  - None of the Parties to the settlement, including AHP, the Released Parties, or any Class Member, shall offer the terms of this MOU or the Settlement Agreement into evidence or otherwise rely on the terms of this settlement in any judicial proceeding, except insofar as it is necessary to enforce the terms of the settlement or insofar as it is appropriate under the terms of Section IV.3 above or as otherwise contemplated hereby.

                  - As soon as practicable after the execution of the MOU, the Parties shall take all steps which are reasonably necessary to enable the Trust promptly to provide Fund A benefits upon Final Judicial Approval to all Class Members not exercising initial opt-out rights. This includes reasonable and necessary steps to establish the Settlement Trust, to establish a mechanism to operate the Settlement Trust and administer claims, to solicit, receive and process claims from Class Members which will be necessary to provide benefits to Class Members, to establish a mechanism to provide medical screening, services and cash to members of the class, to communicate with Class Members and like activities. These expenses shall not exceed $25 million. In the event that the settlement is not approved, AHP will not be entitled to a refund of any of the money spent for these purposes.

                  - The Parties shall address in the Settlement Agreement how disputes between the Parties and/or between Class Members and the Trust shall be resolved.

                  - No provision of this MOU or any Exhibit thereto is intended to create any third-party beneficiary to this MOU.

                  - Upon execution of this MOU, AHP and Class Counsel shall jointly establish a toll-free telephone number and web site for persons requesting additional information regarding the settlement. This number shall be used to record the names and addresses of such individuals and other information, so that individual notice concerning the settlement may be provided to them. These names and addresses shall be kept strictly confidential and shall not be disclosed to any person or used for any purpose other than for issuance of settlement notice upon prior order of the Court(s). AHP shall pay all costs relating to the toll-free telephone line. In the event that the settlement receives Final Judicial Approval, all expenditures made by AHP in relation to the toll-free telephone line shall be considered administrative expenses of Fund A, and AHP shall receive a credit in the amount of all such expenditures in calculating its next payment to Fund A.

         IN WITNESS WHEREOF, the Parties have duly executed this Memorandum of Understanding Concerning Settlement of Diet Drug Litigation on this 7th day of October, 1999.

AMERICAN HOME PRODUCTS CORPORATION



BY:
   ----------------------------------
       LOUIS HOYNES, GENERAL COUNSEL


                                 CLASS COUNSEL


---------------------------------
ARNOLD LEVIN, ESQUIRE
LEVIN, FISHBEIN, SEDRAN & BERMAN
510 WALNUT STREET, SUITE 500
PHILADELPHIA, PA  19106
215-592-1500


---------------------------------
MICHAEL D. FISHBEIN, ESQUIRE
LEVIN, FISHBEIN, SEDRAN & BERMAN
510 WALNUT STREET, SUITE 500
PHILADELPHIA, PA  19106
215-592-1500


---------------------------------
STANLEY CHESLEY, ESQUIRE
WAITE, SCHNEIDER, BAYLESS & CHESLEY
1513 CENTRAL TRUST TOWER
FOURTH & VINE STREETS
CINCINNATI, OH  45202
513-621-0267


---------------------------------
JOHN J. CUMMINGS, ESQUIRE
CUMMINGS, CUMMINGS & DUDENHEFER
416 GRAVIER STREET
NEW ORLEANS, LA  70130
1-504-586-0000

FOR THE
PLAINTIFFS' MANAGEMENT COMMITTEE
---------------------------------
GENE LOCKS, ESQUIRE
GREITZER & LOCKS
1500 WALNUT STREET, 20TH FLOOR
PHILADELPHIA, PA  19102
800-828-3489


---------------------------------
SOL H. WEISS, ESQUIRE
ANAPOL, SCHWARTZ, WEISS, COHAN,
         FELDMAN & SMALLEY, P.C.
1900 DELANCEY PLACE
PHILADELPHIA, PA  19103
215-735-2098


---------------------------------
CHRISTOPHER PLACITELLA, ESQUIRE
WILENTZ, GOLDMAN & SPITZER
90 WOODBRIDGE CENTER DRIVE
SUITE 900, BOX 10

WOODBRIDGE, NJ  07095-0958
732-636-8000


FOR SUBCLASS 1(a):



---------------------------------
DIANNE NAST, ESQUIRE
RODA & NAST
801 ESTELLE DRIVE
LANCASTER, PA  17601
717-892-3000




FOR SUBCLASS 1(b):



---------------------------------
RICHARD LEWIS, ESQUIRE
COHEN, MILSTEIN, HAUSFELD & TOLL
1100 NEW YORK AVENUE, N.W.
SUITE 500, WEST TOWER
WASHINGTON, DC  20005-3934
202-408-4600



FOR SUBCLASS 2(a):



---------------------------------
MARK W. TANNER, ESQUIRE
FELDMAN, SHEPHERD & WOHLGELERNTER
1845 WALNUT STREET, 25TH FLOOR
PHILADELPHIA, PA 19103
215-567-8300
FOR SUBCLASS 2(b):



---------------------------------
R. ERIC KENNEDY, ESQUIRE
WEISMAN, GOLDBERG, WEISMAN & KAUFMAN
1600 MIDLAND BUILDING
101 PROSPECT AVENUE WEST
CLEVELAND, OH  44115
216-781-1111



FOR SUBCLASS 3:



---------------------------------
RICHARD WAYNE, ESQUIRE
STRAUSS & TROY
THE FEDERAL RESERVE BUILDING
150 EAST 4TH
CINCINNATI, OH  45202-4018
513-621-2120

                             FUND B PAYMENT MATRICES


This Exhibit contains (1) the matrices that are used to determine the amount of matrix benefits under Fund B, (2) criteria for the application of the matrices, and (3) definitions of the levels of severity contained on the matrices.



EXHIBIT "A" TO MOU                  PAGE 1 OF 1                  ORIGINAL 4 OF 4

                             FUND B PAYMENT MATRICES

Matrix A-1*                 AGE AT DIAGNOSIS/EVENT


Severity     LESS THAN OR EQUAL TO 24           25-29              30-34             35-39              40-44            45-49
------------------------------------------------------------------------------------------------------------------------------------
I       $       123,750                 $       117,563    $       111,685     $       106,100    $       100,795    $      95,755
II      $       643,500                 $       611,325    $       580,759     $       551,721    $       524,135    $     497,928
III     $       940,500                 $       893,475    $       848,801     $       806,361    $       766,043    $     727,741
IV      $     1,336,500                 $     1,269,675    $     1,206,191     $     1,145,881    $     1,088,587    $   1,034,158
V       $     1,485,000                 $     1,410,750    $     1,340,213     $     1,273,202    $     1,209,542    $   1,149,065
        ----------------------------------------------------------------------------------------------------------------------------




Severity     50-54               55-59              60-64             65-69              70 - 79
---------------------------------------------------------------------------------------------------
I        $        90,967    $        86,419    $       82,098     $      73,888     $       36,944
II       $       473,032    $       449,381    $      426,912     $     384,221     $      192,111
III      $       691,354    $       656,786    $      623,947     $     561,552     $      280,776
IV       $       982,450    $       933,327    $      886,661     $     797,995     $      398,998
V        $     1,091,612    $     1,037,031    $      985,180     $     886,662     $      443,331
        -------------------------------------------------------------------------------------------






MATRIX A-2*                                    AGE AT DIAGNOSIS/EVENT

Severity      LESS THAN OR EQUAL TO 24         25-29              30-34             35-39              40-44              45-49
---------------------------------------------------------------------------------------------------------------------------------
I        $         1,250                $         1,187   $        1,128      $         1,072    $        1,018     $         967
II       $         6,500                $         6,175   $        5,866      $         5,573    $        5,294     $       5,030
III      $         9,500                $         9,025   $        8,574      $         8,145    $        7,738     $       7,351
IV       $        13,500                $        12,825   $       12,184      $        11,575    $       10,996     $      10,446
V        $        15,000                $        14,250   $       13,537      $        12,861    $       12,218     $      11,607
        -------------------------------------------------------------------------------------------------------------------------


Severity      50-54               55-59              60-64             65-69              70 - 79
--------------------------------------------------------------------------------------------------
I       $          919     $           873    $          829    $          739     $          500
II      $        4,778     $         4,539    $        4,312    $        3,842     $        1,921
III     $        6,983     $         6,634    $        6,302    $        5,616     $        2,808
IV      $        9,924     $         9,428    $        8,956    $        7,980     $        3,990
V       $       11,026     $        10,475    $        9,951    $        8,867     $        4,433
        ------------------------------------------------------------------------------------------





MATRIX B-1*                                AGE AT DIAGNOSIS/EVENT

Severity     LESS THAN OR EQUAL TO 24           25-29              30-34             35-39              40-44              45-49
------------------------------------------------------------------------------------------------------------------------------------
I        $        24,750                $        23,513    $        22,337     $        21,221    $        20,159    $       19,152
II       $       128,700                $       122,265    $       116,152     $       110,344    $       104,827    $       99,586
III      $       188,100                $       178,695    $       169,760     $       161,272    $       153,208    $      145,548
IV       $       267,300                $       253,935    $       241,238     $       229,176    $       217,717    $      206,831
V        $       297,000                $       282,150    $       268,043     $       254,641    $       241,908    $      229,813
        ----------------------------------------------------------------------------------------------------------------------------


Severity         50-54               55-59              60-64             65-69              70 - 79
-----------------------------------------------------------------------------------------------------
I          $        18,194    $        17,284    $        16,420   $       14,778     $        7,389
II         $        94,606    $        89,876    $        85,383   $       76,844     $       38,422
III        $       138,270    $       131,357    $       124,790   $      112,310     $       56,155
IV         $       196,489    $       186,665    $       177,332   $      159,599     $       79,800
V          $       218,322    $       207,406    $       197,036   $      177,332     $       88,666
        ---------------------------------------------------------------------------------------------



MATRIX B-2*                                        AGE AT DIAGNOSIS/EVENT

Severity     LESS THAN OR EQUAL TO 24           25-29              30-34             35-39              40-44              45-49
----------------------------------------------------------------------------------------------------------------------------------
I        $           500                $           500    $           500     $           500    $           500    $         500
II       $         1,300                $         1,235    $         1,173     $         1,115    $         1,059    $       1,006
III      $         1,900                $         1,805    $         1,715     $         1,629    $         1,548    $       1,470
IV       $         2,700                $         2,565    $         2,437     $         2,315    $         2,199    $       2,089
V        $         3,000                $         2,850    $         2,707     $         2,572    $         2,444    $       2,321
        --------------------------------------------------------------------------------------------------------------------------


Severity         50-54               55-59              60-64             65-69              70 - 79
-----------------------------------------------------------------------------------------------------
I          $           500    $           500    $           500   $          500     $          500
II         $           956    $           908    $           862   $          768     $          500
III        $         1,397    $         1,327    $         1,260   $        1,123     $          562
IV         $         1,985    $         1,885    $         1,791   $        1,596     $          798
V          $         2,205    $         2,095    $         1,990   $        1,773     $          886
        ---------------------------------------------------------------------------------------------












* Matrix payments will be increased 2% per year compounded annually beginning one year after the Final Judicial Approval Date.

A-1 TO MOU                                     PAGE 1 OF 1

         A-2. CRITERIA FOR THE APPLICATION OF THE MATRICES

The following criteria will be applied to assign Settlement Class Members to the matrices set forth in Section A-1 of this Exhibit:

(1)      Matrix A-1:

         Diet Drug Recipients who ingested Pondimin and/or Redux for more than 60 days, who were diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Program, whose conditions are eligible for matrix payments and who do not have any condition or circumstance which makes Matrix B-1 applicable, together with their associated Representative Claimants, provided that such persons have registered or have been deemed to have registered for settlement benefits by Date 2.

         The amounts specified in Matrix A-1 set forth the maximum aggregate amount to which the Diet Drug Recipient or his or her Representative Claimants are collectively entitled. Where there is more than one Representative Claimant associated with any particular Diet Drug Recipient eligible for such matrix benefits, the Trustees and/or Claims Administrator shall allocate this amount among all of the Representative Claimants.

(2)      Matrix A-2:

         Derivative Claimants of Diet Drug Recipients who are eligible for Matrix A-1 payments, to the extent that applicable state law recognizes that they have a claim for loss of consortium, services or support.

         A Derivative Claimant entitled to Matrix A-2 payments will be paid at the same Matrix Level as the Diet Drug Recipient whose ingestion of Pondimin and/or Redux forms the basis of the claim for loss of consortium, services or support under applicable state law.

         The amounts specified on Matrix A-2 are the maximum aggregate amounts payable to all Derivative Claimants. Therefore, where there is more than one Derivative Claimant, the amount of the Matrix A-2 payments to which the Derivative Claimants are entitled shall be apportioned by the Trustees and/or Claims Administrator among all Derivative Claimants who are entitled to such payment.

(3)      Matrix B-1:

         Diet Drug Recipients eligible for matrix payments to whom one or more of the following conditions apply, or their Representative Claimants:





A-2 TO MOU                                        PAGE 1 OF 4

         (a) For claims as to the mitral valve, Diet Drug Recipients who were diagnosed by a qualified physician as having Mild Mitral Regurgitation by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period (regardless of the duration of ingestion of Pondimin and/or Redux) and their associated Representative Claimants, provided that such persons have registered or have been deemed to have registered for settlement benefits by Date 2.

         (b) Diet Drug Recipients who ingested Pondimin and/or Redux for 60 days or less, who were diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period and their associated Representative Claimants, provided that such persons have registered or have been deemed to have registered for settlement benefits by Date 2.

         (c) Diet Drug Recipients who ingested Pondimin and/or Redux for more than 60 days, who were diagnosed by a qualified physician as FDA Positive by an echocardiogram performed after the commencement of Diet Drug use and by the end of the Screening Period and their associated Representative Claimants, provided that such persons have registered or have been deemed to have registered for settlement benefits by Date 2.

                  With respect to an aortic valve claim:

                           (i) The following congenital aortic valve abnormalities: unicuspid, bicuspid or quadricuspid valves, ventricular septal defect associated with aortic regurgitation;

                           (ii) Aortic dissection involving the aortic root and/or aortic valve;

                           (iii) Aortic sclerosis in people who are GREATER THAN 60 years old as of the time they are first diagnosed as FDA Positive;

                           (iv)     Aortic root dilatation GREATER THAN 5.0 cm;

                           (v) Aortic stenosis with an aortic valve area LESS THAN 1.0 square centimeter by the Continuity Equation.



A-2 TO MOU                                        PAGE 2 OF 4

                  With respect to a mitral valve claim:

                           (vi) The following congenital mitral valve abnormalities: parachute valve, cleft of the mitral valve associated with atrial septal defect;

                           (vii) Mitral valve prolapse as determined by echocardiogram;

                           (viii) Chordae tendinae rupture or papillary muscle rupture; or acute myocardial infarction associated with acute mitral regurgitation;

                           (ix)     Mitral annular calcification;

                           (x) M-Mode and 2-D echo evidence of rheumatic mitral valves (doming of the anterior leaflet and/or anterior motion of the posterior leaflet and/or commissural fusion).

                  With respect to claims for the aortic and/or mitral valve(s):

                           (xi) Heart valve surgery prior to Pondimin and/or Redux use on the valve that is the basis of claim;

                           (xii) Bacterial endocarditis prior to Pondimin and /or Redux use;

                           (xiii) FDA Positive regurgitation (confirmed by echocardiogram) prior to Pondimin and/or Redux use for the valve that is the basis of claim;

                           (xiv) Systemic Lupus Erythematosus or Rheumatoid Arthritis;

                           (xv) Carcinoid tumor of a type associated with aortic and/or mitral valve lesions;

                           (xvi) History of daily use of methysergide or ergotamines for a continuous period of longer than 120 days.

         The amounts specified in Matrix B-1 set forth the maximum aggregate amount to which the Diet Drug Recipient or his or her Representative Claimants are collectively entitled. Where there is more than one Representative Claimant associated with any particular Diet Drug Recipient eligible for such matrix benefits, the Trustees and/or Claims Administrator shall allocate this amount among all of the Representative Claimants.



A-2 TO MOU                                        PAGE 3 OF 4

(4)      Matrix B-2:

         Derivative Claimants of Diet Drug Recipients who are eligible for Matrix B-1 payments, to the extent that applicable state law recognizes that these Derivative Claimants have a claim for loss of consortium, services or support.

         A Derivative Claimant entitled to Matrix B-2 payments will be paid at the same Matrix Level as the Diet Drug Recipients whose ingestion of Pondimin and/or Redux forms the basis of the claim for loss of consortium, services or support under applicable state law.

         The amounts specified on Matrix B-2 are the maximum aggregate amounts payable to all Derivative Claimants. Therefore, where there is more than one Derivative Claimant, the amount of the Matrix B-2 payments to which Derivative Claimants are entitled shall be apportioned by the Trustees and/or Claims Administrator among all Derivative Claimants who are entitled to such payment.

A-2 TO MOU                                        PAGE 4 OF 4

                  A-3. MATRIX LEVELS OF VALVULAR HEART DISEASE


The following provisions define the levels of valvular heart disease occurring after Pondimin and/or Redux use on the payment matrices set forth in Section A-1 of this Exhibit:

1. MATRIX LEVEL I is severe left sided valvular heart disease without complicating factors, and is defined as one of the following:

         a. Severe aortic regurgitation (AR) GREATER THAN 50% jet height/left ventricular outflow tract height (JH/LVOTH)1 and/or severe mitral regurgitation (MR) GREATER THAN 40% regurgitant jet area/left atrial area (RJA/LAA) (1, 2) and no complicating factors as defined below;

         b. FDA Positive valvular regurgitation(3) with bacterial endocarditis contracted post- Pondimin and/or Redux use.

2. MATRIX LEVEL II is left sided valvular heart disease with complicating factors, and is defined as:

         a. Moderate AR (25% - 49% JH/LVOTH)(1) or Severe AR (GREATER THAN 50% JH/LVOTH)1 with one or more of the following:

                  i. Pulmonary hypertension secondary to severe aortic regurgitation with a peak systolic pulmonary artery pressure GREATER THAN 40 mm Hg measured by cardiac catheterization or with a peak systolic pulmonary artery pressure GREATER THAN 45 mm Hg(4) measured by Doppler echocardiography utilizing standard procedures(5,6) assuming a right atrial pressure of 10 mm Hg;

                  ii. Abnormal left ventricular end-systolic dimension GREATER THAN 50 mm(7) by M-mode or 2-D echocardiography or abnormal left ventricular end-diastolic dimension GREATER THAN 70 mm(7) as measured by M-mode or 2-D echocardiography;

                  iii.     Ejection fraction of LESS THAN 50%7; and/or

         b. Moderate MR (20% - 40% RJA/LAA)(1) or Severe MR (GREATER THAN 40% RJA/LAA)(1) with one or more of the following:

                  i. Pulmonary hypertension secondary to valvular heart disease with peak systolic pulmonary artery pressure GREATER THAN 40 mmHg measured by cardiac catheterization or with a peak systolic pulmonary artery pressure GREATER THAN 45 mm Hg(4) measured by Doppler echocardiography utilizing the procedures described in section 2.a.i;


A-3 TO MOU                                        PAGE 1 OF 6

                  ii. Abnormal left atrial supero-inferior systolic dimension GREATER THAN 5.3 cm(8) (apical four chamber view) or abnormal left atrial antero-posterior systolic dimension GREATER THAN 4.0 cm (parasternal long axis view) measured by 2-D directed M-mode or 2-D echocardiography with normal sinus rhythm using sites of measurement recommended by the American Society of Echocardiography(9);

                  iii. Abnormal left ventricular end-systolic dimension GREATER THAN 45 mm(10) by M-mode or 2-D echocardiogram;

                  iv.      Ejection fraction of LESS THAN OR EQUAL TO 60%(10);

                  v. Arrhythmias, defined as chronic atrial fibrillation/flutter that cannot be converted to normal sinus rhythm, or atrial fibrillation/flutter requiring ongoing medical therapy, either of which are associated with left atrial enlargement; as defined in section 2.b.ii.

3. MATRIX LEVEL III is left sided valvular heart disease requiring surgery or conditions of equal severity, and is defined as:

         a. Surgery to repair or replace the aortic and/or mitral valve(s) following the use of Redux and/or Pondimin; or

         b. Severe regurgitation and the presence of ACC/AHA Class I indications for surgery to repair or replace the aortic(7) and/or mitral(10) valve(s) and a statement from the attending Board Certified Cardiothoracic surgeon or Board Certified Cardiologist supported by medical records regarding the recommendations made to the patient concerning valvular surgery, with the reason why the surgery is not being performed; or

         c. Qualification for payment at Matrix Level I(b) or II and, in addition, a stroke due to bacterial endocarditis contracted after use of Pondimin and/or Redux or as a consequence of chronic atrial fibrillation with left atrial enlargement as defined in section 2.b.ii which results in a permanent condition which meets the criteria of AHA Stroke Outcome Classification11 Functional Level II, determined six months after the event.

4.       MATRIX LEVEL IV is defined as follows:

         a. Qualification for payment at Matrix Level I(b), II or III and, in addition, a stroke due to bacterial endocarditis contracted after use of Pondimin and/or Redux or as a consequence of chronic atrial fibrillation with left atrial enlargement as defined
A-3 TO MOU                                        PAGE 2 OF 6
                  in section 2.b.ii which results in a permanent condition which meets the criteria of AHA Stroke Outcome Classification(11) Functional Level III, determined six months after the event; or

         b. The individual has the following:

                  i.       Qualification for payment at Matrix Level III; and

                  ii. New York Heart Association Functional Class I or Class II symptoms as documented by the attending Board Certified Cardiothoracic surgeon or Board Certified Cardiologist; and

                  iii. Valvular repair and replacement surgery or ineligibility for surgery due to medical reasons as documented by the attending Board Certified Cardiothoracic surgeon or Board Certified Cardiologist; and

                  iv.      Significant damage to the heart muscle, defined as:
                           (a) a left ventricular ejection fraction LESS THAN 30% with aortic regurgitation or a left ventricular ejection fraction LESS THAN 35% with mitral regurgitation in patients who have not had surgery and meet the criteria of section 3.b or (b) a left ventricular ejection fraction LESS THAN 40% six months after valvular repair or replacement surgery in patients who have had such surgery; or

         c. The individual has had valvular repair or replacement surgery and has one or more of the following complications which occur either during surgery, within 30 days after surgery, or during the same hospital stay as the surgery:

                  i. Renal failure, defined as chronic, severe renal failure requiring regular hemodialysis or Continuous Abdominal Peritoneal Dialysis (CAPD) for greater than six months following aortic and/or mitral valve replacement surgery;

                  ii. Peripheral embolus following surgery resulting in severe permanent impairment to the kidneys, abdominal organs, or extremities;

                  iii. Stroke which produces a permanent condition which meets the criteria of the AHA Stroke Outcome Classification(11) Functional Levels II or III determined six months after the event;

                  iv. Quadriplegia or paraplegia resulting from cervical spine injury during valvular heart surgery; or



A-3 TO MOU                                        PAGE 3 OF 6

         d. The individual has had valvular repair or replacement surgery and suffers from post operative endocarditis, mediastinitis or sternal osteomyelitis, either of which requires reopening the median sternotomy for treatment, or a post-operative serious infection defined as HIV or Hepatitis C within six months of surgery as a result of blood transfusion associated with the heart valve surgery.

5.       MATRIX LEVEL V is defined as:

         a. Endocardial fibrosis (A) diagnosed by (1) endomyocardial biopsy that demonstrates fibrosis and cardiac catheterization that demonstrates restrictive cardiomyopathy or (2) autopsy that demonstrates endocardial fibrosis and (B) other causes including dilated cardiomyopathy, myocardial infarction, amyloid, Loeffler's endocarditis, endomyocardial fibrosis as defined in Braunwald (involving one or both ventricles, located in the inflow tracts of the ventricles, commonly involving the cordae tendinea, with partial obliteration of either ventricle commonly present)(12), focal fibrosis secondary to valvular regurgitation, e.g., "jet lesions", focal fibrosis secondary to catheter instrumentation, and hypertrophic cardiomyopathy with septal fibrosis have been excluded; or

         b. Left sided valvular heart disease with severe complications, defined as Matrix Levels I(b), III or IV above with one or more of the following:

                  i. A severe stroke following aortic and/or mitral valve surgery, due to bacterial endocarditis contracted after use of Pondimin and/or Redux or as a consequence of chronic atrial fibrillation with left atrial enlargement as defined in section 2.b.ii and the severe stroke has resulted in a permanent condition which meets the criteria of AHA Stroke Outcome Classification(13) Functional Levels IV or V, determined six months after the event;

                  ii. The individual has the following:

                           (a) Qualification for payment at Matrix Levels III or IV; and

                           (b) New York Heart Association Functional Class III or Class IV symptoms as documented by the attending Board Certified Cardiothoracic surgeon or Board Certified Cardiologist; and

                           (c) Valvular repair or replacement surgery or ineligibility for surgery due to medical reasons as documented by the attending Board Certified Cardiothoracic surgeon or Board Certified Cardiologist; and



A-3 TO MOU                                        PAGE 4 OF 6

A-3 TO MOU                                        PAGE 5 OF 6

                           (d) Significant damage to the heart muscle, defined as: (i) a left ventricular ejection fraction LESS THAN 30% with aortic regurgitation or a left ventricular ejection fraction LESS THAN 35% with mitral regurgitation, in patients who have not had surgery and meet the criteria of section 3.b or (ii) a left ventricular ejection fraction LESS THAN 40% six months after valvular repair or replacement surgery in patients who have had such surgery; or

                  iii.     Heart transplant;

                  iv. Irreversible pulmonary hypertension (PH) secondary to valvular heart disease defined as peak-systolic pulmonary artery pressure >50 mm Hg(4) (by cardiac catheterization) following repair or replacement surgery of the aortic and/or mitral valve(s);

                  v. Persistent non-cognitive state(13) caused by a complication of valvular heart disease (e.g., cardiac arrest) or valvular repair/replacement surgery supported by a statement from the attending Board Certified Cardiothoracic surgeon or Board Certified Cardiologist, supported by medical records; or

         c. Death resulting from a condition caused by valvular heart disease or valvular repair/replacement surgery which occurred post-Pondimin and/or Redux use supported by a statement from the attending Board Certified Cardiothoracic surgeon or Board Certified Cardiologist, supported by medical records; or

         d. The individual otherwise qualifies for payment at Matrix Level II, III, or IV and suffers from ventricular fibrillation or sustained ventricular tachycardia which results in hemodynamic compromise.


A-3 TO MOU                                        PAGE 6 OF 6

REFERENCES

1. Singh JP, ET AL., Prevalence and Clinical Determinants of Mitral, Tricuspid and Aortic Regurgitation (The Framingham Heart Study), AMERICAN J CARDIOLOGY; 83:897-902 (1999).

2.       Helmcke, F., Nanda, N. C., Hsiung, M. C., Soto, B., Adey, C. K., Goyal,
         R. G., Gatewood, R.P., Jr., "Color Doppler Assessment of Mitral Regurgitation with Orthogonal Planes," CIRCULATION, 75(1):175-183
         (1987).

3. Centers for Disease Control and Prevention. Cardiac Valvulopathy Associated with Exposure to Fenfluramine or Dexfenfluramine: US Department of Health and Human Services Interim Public Health Recommendations, November, 1997. MMWR MORB MORTAL WKLY REP. 46:1061-1066 (1997).

4. Braunwald, E., HEART DISEASE. A TEXTBOOK OF CARDIOVASCULAR MEDICINE, Philadelphia, W.B. Saunders Co., pp. 796-98 (1997).

5. Feigenbaum, J. ECHOCARDIOGRAPHY, Baltimore, Williams&Wikins, pp. 201-02 (5th ed. 1994).

6. Chan, K-L., ET AL., Comparison of Three Doppler Ultrasound Methods in the Prediction of Pulmonary Artery Disease, J. AM. COLL. CARDIOL., 9:549-554 (1987).

7. Bonow RO, Carabello B, de Leon Jr A, Edmunds Jr LH, Fedderly BJ, Freed MD, ET AL., Guidelines for the Management of Patients With Valvular Heart Disease: A Report of the American College of Cardiology/American Heart Association Task Force on Practice Guidelines (Committee on Management of Patients With Valvular Heart Disease), J AM COLL. CARDIOL., 32:1510-14 (1998).

8. Weyman, A. E. PRINCIPLES AND PRACTICE OF ECHOCARDIOGRAPHY, Philadelphia, Lea & Febiger. pp. 1290-1292 (1994).

9. Henry, W.L. ET. AL., Report of the American Society of Echocardiography Committee on Nomenclature and Standards in Two-dimensional Echocardiography, CIRCULATION, 62:212-21 (1980).

10. Bonow RO, Carabello B, de Leon Jr A, Edmunds Jr LH, Fedderly BJ, Freed MD, ET AL. Guidelines for the Management of Patients With Valvular Heart Disease: A Report of the American College of Cardiology/American Heart Association Task Force on Practice Guidelines (Committee on Management of Patients With Valvular Heart Disease). J AM COLL. CARDIOL., 32:1533-35 (1998).

11. The American Heart Association Stroke Outcome Classification approved by the American Heart Association Science Advisory and Coordinating Committee, p. 1275 (Dec. 1997).

12. Braunwald, E. HEART DISEASE. A TEXTBOOK OF CARDIOVASCULAR MEDICINE, Philadelphia, W. B. Saunders Co., pp. 1433-34 (1997).

13. Adelman, G., ENCYCLOPEDIA OF NEUROSCIENCE, Birkhauser; Boston, MA, p. 268 (1987).

A-3 TO MOU                                        PAGE 7 OF 6

                                     CREDITS


                                       INDIVIDUALS WHO OPT-OUT                       INDIVIDUALS WHO OPT-OUT WITH AN
                                    WITH A MATRIX-LEVEL CONDITION                     FDA POSITIVE, BUT NOT MATRIX-
                                       AT THE TIME OF OPT-OUT                               LEVEL, CONDITION

OPT-OUTS                  JUDGMENTS*               PRE-JUDGMENT             JUDGMENTS*               PRE-JUDGMENT
                                                   SETTLEMENTS                                       SETTLEMENTS

INITIAL                   Full credit**            Full credit**            No credit                No credit

INTERMEDIATE              N/A                      N/A                      Partial credit           Opportunity to
                                                                            subject to an            seek court
                                                                            aggregate cap***         approval of
                                                                                                     partial credit
                                                                                                     subject to an
                                                                                                     aggregate cap***
BACK-END                  Full credit**            Full credit**            N/A                      N/A

*        Includes post-judgment settlements

** "Full credit" is defined as a credit in the amount of the lesser of (i) the amount of payment to the individual (by judgment or settlement) or
         (ii) the matrix payment for which an individual would qualify (as determined by age and level of severity either at the time of opt-out or at the time of payment of judgment or settlement, whichever is higher) less Class Counsel fees (up to 9% of that amount).

*** The cap on intermediate opt-out, non-matrix-level credits is $300 million, but the amount of that cap shall accrete at an annual rate of 6%, compounded annually, commencing on the Final Judicial Approval Date. In the event of a judgment or settlement after judgment, such intermediate opt-out credits shall be an amount which is the lesser of
         (i) the amount of payment to the individual or (ii) the amount of the matrix payment for a person at Level III payment and at the age of the individual at the time of payment, less Class Counsel fees (up to 9% of such amounts). In the case of prejudgment settlements with individuals who have exercised the intermediate opt-out where the Court has approved credit for the settlement, such credit shall be an amount which is the lesser of (i) the amount of the payment to the individual or (ii) 75% of the amount of the matrix payment for a person at Level III and at the age of the individual at the time of payment, less Class Counsel fees (up to 9% of such amounts).

EXHIBIT "B" TO MOU                                PAGE 1 OF 1

                          DEFINITION OF SETTLED CLAIMS

         "Settled Claims" shall be defined for purposes of the MOU and the Settlement Agreement as:

         Any and all claims, including assigned claims, whether known or unknown, asserted or unasserted, regardless of the legal theory, existing now or arising in the future by any or all members of the Settlement Class against AHP and/or any Released Parties arising out of or relating to the purchase, use, manufacture, sale, dispensing, distribution, promotion, marketing, clinical investigation, administration, regulatory approval, prescription, ingestion, and labeling of Pondimin and/or Redux, alone or in combination with any other substance, including, without limitation, any other drug, dietary supplement, herb, or botanical. These "Settled Claims" include, without limitation and by way of example, all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized by law or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, for:

                  (1) personal injury and/or bodily injury, damage, death, fear of disease or injury, mental or physical pain or suffering, emotional or mental harm, or loss of enjoyment of life;

                  (2) compensatory damages, punitive, exemplary, statutory and other multiple damages or penalties of any kind;

                  (3) loss of wages, income, earnings, and earning capacity, medical expenses, doctor, hospital, nursing, and drug bills;

                  (4) loss of support, services, consortium, companionship, society or affection, or damage to familial relations, by spouses, parents, children, other relatives or "significant others" of Settlement Class Members;

                  (5) consumer fraud, refunds, unfair business practices, deceptive trade practices, Unfair and Deceptive Acts and Practices ("UDAP"), and other similar claims whether arising under statute, regulation, or judicial decision;

                  (6)      wrongful death and survival actions;

                  (7) medical screening and monitoring, injunctive and declaratory relief;

                  (8) economic or business losses or disgorgement of profits arising out of personal injury; and

                  (9)      prejudgment or post-judgment interest.

EXHIBIT "C" TO MOU                                PAGE 1 OF 3

Notwithstanding the foregoing, Settled Claims do not include claims based on Primary Pulmonary Hypertension ("PPH"), including claims based on PPH for compensatory, punitive, exemplary or multiple damages.

         For purposes of this MOU, the Settlement Agreement and this Exhibit "C," PPH shall mean either or both of the following:

I.       For a diagnosis based on symptoms and findings prior to death:

         A.       (i)      Mean pulmonary artery pressure by cardiac
                           catheterization of GREATER THAN OR EQUAL TO 25 mm Hg at rest or GREATER THAN OR EQUAL TO 30 mm Hg with exercise with a normal pulmonary artery wedge pressure LESS THAN OR EQUAL TO 15 mm Hg(1); or

                  (ii) A peak systolic pulmonary artery pressure of GREATER THAN OR EQUAL TO 60 mm Hg measured by Doppler Echocardiography; or

                  (iii) Administration of Flolan to the patient based on a diagnosis of PPH with cardiac catheterization not done due to increased risk in the face of severe right heart dysfunction; and

         B. Medical records which demonstrate that the following conditions have been excluded by the following results(2):

                  (i) Echocardiogram demonstrating no primary cardiac disease including, but not limited to, shunts, valvular disease (other than tricuspid or pulmonary valvular insufficiency as a result of PPH or trivial, clinically insignificant left-sided valvular regurgitation), and congenital heart disease (other than patent foramen ovale); and

                  (ii) Left ventricular dysfunction defined as LVEF LESS THAN 40% defined by MUGA, echocardiogram or cardiac catheterization;

                  (iii) Pulmonary function tests demonstrating the absence of obstructive lung disease (FEV1/FVC GREATER THAN 50% of predicted) and the absence of greater than mild restrictive lung disease (total lung capacity GREATER THAN 60% of predicted at rest); and

                  (iv)     Perfusion lung scan ruling out pulmonary embolism;
                           and

--------

(1) Rubin, L.J., S. Rich, PRIMARY PULMONARY HYPERTENSION, Marcel Dekker, Inc., New York (1997).

(2) Braunwald, E., ESSENTIAL ATLAS OF HEART DISEASES, Current Medicine, Philadelphia, 1997, pg. 10-9.

EXHIBIT "C" TO MOU                                PAGE 2 OF 3

                  (v) If, but only if, the lung scan is indeterminate or high probability, a pulmonary angiogram or a high resolution angio computed tomography scan or demonstrating absence of thromboembolic disease; and

         C. Conditions known to cause pulmonary hypertension(1), (2), (3) including connective tissue disease known to be causally related to pulmonary hypertension, toxin induced lung disease known to be causally related to pulmonary hypertension, portal hypertension, significant obstructive sleep apnea, interstitial fibrosis (such as silicosis, asbestosis, and granulomatous disease) defined as greater than mild patchy interstitial lung disease and familial causes have been ruled out by a Board- Certified Cardiologist or Board-Certified Pulmonologist as the cause of the person's pulmonary hypertension.

                                                       -OR-

II. For a diagnosis made after the individual's death:

         A. Autopsy demonstrating histopathologic changes in the lung consistent with primary pulmonary hypertension and no evidence of congenital heart disease (other than a patent foramen ovale) with left-to-right shunt, such as ventricular septal defect as documented by a Board-Certified Pathologist; and

         B. Medical records which show no evidence of alternative causes as described above for living persons.

         The foregoing definition of PPH ("the PPH Definition") is intended solely for the purpose of describing claims excluded from the definition of Settled Claims. The Parties agree that the PPH Definition includes but is broader than the rare and serious medical condition suffered by the individuals described in the IPPHS study.(4) The subjects in that study exhibited significantly elevated pulmonary artery pressures with an average systolic pulmonary artery pressure of 88 mm Hg and average mean pulmonary artery pressure of 57 mm Hg. Two-thirds of the IPPHS patients demonstrated NYHA Class III or IV symptoms. While the IPPHS subjects would fall within the PPH Definition, the definition also includes persons with a milder, less serious medical condition.
--------

(3) Rich, S., Editor, Executive Summary from the Symposium on Primary Pulmonary Hypertension, Evian, France, co-sponsored by the World Health Organization, http://www.who.int/ncd/cvd/pph-html. September 6-10, 1998.

(4) Abenhaim, L., ET AL., Appetite-Suppressant Drugs and the Risk of Primary Pulmonary Hypertension. International Primary Pulmonary Hypertension Study Group, NEW ENGLAND JOURNAL OF MEDICINE, 1996, 335(9): 606-616.

EXHIBIT "C" TO MOU                                PAGE 3 OF 3

                            LIST OF RELEASED PARTIES

         The Settlement Agreement will provide that the Released Parties shall be deemed to include:

         (a) American Home Products Corporation ("AHP") and each of its subsidiaries, affiliates, and divisions, including, but not limited to, Wyeth-Ayerst Laboratories Division, Wyeth-Ayerst Laboratories Co., Wyeth-Ayerst Pharmaceuticals Inc., and American Cyanamid Corporation, along with each of their respective current and former officers, directors, employees, attorneys, agents, and insurers.

         (b) Any and all predecessors, successors, and/or shareholders of AHP and each of its subsidiaries, affiliates, and divisions; provided, however, that any such person or entity shall be considered a Released Party only to the extent that such person or entity is sued in its capacity as a predecessor, successor, and/or shareholder of AHP or its subsidiaries, affiliates, and divisions.

         (c) Any and all suppliers of materials, components, and services used in the manufacture of Redux and/or Pondimin, including the labeling and packaging thereof, along with each such person's or entity's predecessors, successors, parents, subsidiaries, affiliates, and divisions, and each of their respective current and former shareholders, officers, directors, employees, attorneys, agents, and insurers; provided, however, that no person or entity described in this subsection shall be a Released Party with respect to any claims based upon his, her or its own independent negligence or culpable conduct.

         (d) All distributors of Pondimin and/or Redux, including wholesale distributors, private label distributors, retail distributors, hospitals and clinics, and their respective predecessors, successors, parents, subsidiaries, affiliates, and divisions, and their respective current and former shareholders, officers, directors, employees, attorneys, agents, and insurers; provided that (1) such persons and entities described in this section shall be a Released Party only as to claims as to which such persons would have a statutory or common-law right of indemnity against AHP and (2) no person or entity described in this section shall be a Released Party to the extent that any claim is based upon his, her or its own independent negligence or culpable conduct, including, without limitation, negligence or professional malpractice asserted against hospitals, clinics, and diet centers.

         (e) All physicians who prescribed, and all pharmacists and pharmacies who dispensed, Pondimin and/or Redux to the extent that liability against such physicians, pharmacists or pharmacies is based on:

                  (i) the prescription or dispensing of Pondimin and/or Redux in a manner consistent with the product labeling; and/or

EXHIBIT "D" TO MOU                                PAGE 1 OF 2

                  (ii) the prescription or dispensing of Pondimin for any period longer than a "few weeks"; and/or

                  (iii) the prescription or dispensing of Pondimin and/or Redux for concomitant use with Phentermine hydrochloride or Phentermine resin; and/or

                  (iv) a claim that the physician's or pharmacist's liability stems solely from having prescribed or dispensed Pondimin and/or Redux; and/or

                  (v) a claim that the physician's or pharmacist's liability stems solely from the prescription or dispensing of a defective or unreasonably dangerous product.

                  Physicians, pharmacists and pharmacies are not Released Parties with respect to any claims based on their independent negligence or culpable conduct.

         Notwithstanding the foregoing, Les Laboratoires Servier S.A. and all of its affiliates and subsidiaries, including, without limitation, Servier S.A.S., Oril, Orsem, Servier Amerique, Science Union et Cie, Institut de Recherches Internationales Servier, Servier Research, Interneuron Pharmaceuticals, Inc., and any manufacturer, seller, wholesaler, or distributor of any Phentermine hydrochloride or Phentermine resin pharmaceutical product are not Released Parties.

EXHIBIT "D" TO MOU                                PAGE 2 OF 2

                 JUDGMENT REDUCTION FOR CLAIMS BY THIRD PARTIES

         The Settlement Agreement will contain the following provisions:

         1. It is the intent of this Settlement Agreement that no Settlement Class Member shall recover, directly or indirectly, any sums for Settled Claims from AHP or any Released Party other than those received under the Settlement Agreement and that AHP shall make no payments to any third party defined herein as a Non-Settling Defendant for any amounts arising out of a Settled Claim brought by a class member against such Non-Settling Defendant, except to the extent that Class Members timely and properly exercise an initial, intermediate, or back-end opt-out right provided by the MOU. It is the further intent of this Settlement Agreement that Settlement Class Members agree to reduce any judgments against Non-Settling Defendants to the extent necessary, under applicable law, to relieve AHP and the Released Parties of liability for contribution or non-contractual indemnity to any Non-Settling Defendant. In particular:

                  (a) Nothing in this Agreement is intended to adversely affect any Non-Settling Defendant's right, if any, to set-off or judgment reduction under any state contribution among tortfeasors act or other applicable law. Non-Settling Defendants will be entitled, at a minimum, to whatever set-off or judgment reduction is afforded them by operation of applicable law. Settlement Class Members who do not exercise initial, intermediate or back-end opt- out rights agree that all defendants are joint tortfeasors in cases in which Settlement Class Members have joined Non-Settling Defendants, AHP, and/or the Released Parties or in any other case in which a Settled Claim is asserted.

                  (b) The Parties recognize that, under the law of some states, claims for contribution or non-contractual indemnity against a settling defendant survive a settlement unless the settlement provides set-off or judgment reduction rights that go beyond those that would otherwise exist by operation of applicable law. In those cases, the Parties intend that Non- Settling Defendants shall be entitled to the additional set-off or judgment reduction necessary under applicable law to extinguish Non-Settling Defendants' claims, if any, for contribution or non-contractual indemnity against AHP and the Released Parties arising from Settled Claims only. Settlement Class Members, however, reserve their right to contend that, due to the nature of the theories of liability alleged or presented against the Non-Settling Defendants (I.E., conspiracy or concert of action), Non- Settling Defendants have no right to contribution or non-contractual indemnity from AHP or the Released Parties as a matter of law even though they are joint tortfeasors.


EXHIBIT "E" TO MOU                                PAGE 1 OF 5

                  (c) In the event that any claim that a Non-Settling Defendant would have for contribution or non-contractual indemnity against AHP or the Released Parties in the absence of this Settlement Agreement with respect to a Settled Claim would not be extinguished under applicable law by the set- off or judgment reduction to which the Non-Settling Defendant would be entitled by operation of law, any Settlement Class Member who recovers a judgment against any Non-Settling Defendant with respect to a Settled Claim for which AHP and/or any Released Party would be liable by a claim for contribution or non-contractual indemnity but for the provisions of this Settlement Agreement, shall reduce his judgment against the Non- Settling Defendant by the amount, percentage, or share of such judgment necessary, under applicable law, to relieve AHP and the Released Parties of liability for contribution or non-contractual indemnity. By way of example, under a statute modeled on the 1939 version of the Uniform Contribution Among Tortfeasors Act, Settlement Class Members would reduce their judgments against Non-Settling Defendants in the situation described in this Section to the extent of the pro rata shares (as determined under applicable law) of AHP and any relevant Released Party. In the absence of a statute, Settlement Class Members would reduce their judgments against Non-Settling Defendants in the situation described in this Section by the amount, percentage, or share of such judgment that would lawfully be attributable to AHP and/or the Released Party or Parties but for the provisions of this Settlement Agreement.

                  (d) To avoid inconvenience and expense to AHP, the Released Parties, and the Settlement Class Members, and to eliminate the objection that certain states' law requires that AHP and the Released Parties remain as parties in a lawsuit to facilitate the adjudication of Non-Settling Defendants' set-off or judgment reduction rights with respect to a Settled Claim, the releases provided under this Settlement Agreement shall incorporate, to the extent required by applicable law, what is known in Pennsylvania as a "GRIFFIN release" and/or what is known in Wisconsin and elsewhere as a "PIERRINGER release." By this provision, Settlement Class Members agree that the lack of a judicial determination that the settling defendant is a joint tortfeasor does not preclude Non-Settling Defendants from obtaining set-off or judgment reduction rights they would otherwise have under applicable law in the absence of this Agreement. SEE GRIFFIN V. UNITED STATES, 500 F.2d 1059 (3d Cir. 1974); PIERRINGER V. HOGER, 124 N.W.2d 106 (Wis. 1963). By this provision, Settlement Class Members further agree to waive any rights that they might have against Non-Settling Defendants, the assertion of which would, under applicable law, allow Non-Settling Defendants to add or retain AHP and/or the Released Parties as defendants in actions brought by Settlement Class Members against Non-Settling Defendants with respect to Settled Claims for the purpose of adjudicating Non-Settling Defendants'

EXHIBIT "E" TO MOU                                PAGE 2 OF 5
                           rights, if any, to set-off or judgment reduction. This provision is intended to obviate the necessity and expense of having AHP and the Released Parties added or remain as parties on the record and obliged to participate in a trial merely for the purpose of determining if in fact they were tortfeasors so as to entitle other tortfeasors to a reduction of any verdict. This provision, however, in no way constitutes an admission of liability by AHP and the Released Parties or an admission by Settlement Class Members that any Non-Settling Defendant is entitled to contribution or non-contractual indemnity from AHP or a Released Party.

                  (e) The Parties intend that this Settlement Agreement result in the termination or bar of all claims for contribution and/or non-contractual indemnity against AHP and the Released Parties with respect to Settled Claims. To the extent that the Parties' intent is not fully realized, and a Non-Settling Defendant obtains a judgment for contribution or non-contractual indemnity against AHP and/or a Released Party with respect to Settled Claims, Settlement Class Members agree to reduce their judgments against Non-Settling Defendants by the amount, percentage, or share of such judgment necessary to satisfy any such judgment or non-contractual indemnity for the benefit of AHP and/or the Released Party. If, despite the provisions of this section, AHP or any Released Party incurs any judgments due to a claim for contribution or non-contractual indemnification arising out of a claim brought by a Settlement Class Member against a Non-Settling Defendant, such Settlement Class Member shall indemnify AHP and the Released Parties for such amount, provided that AHP and the Released Parties shall have made all reasonable efforts to avoid liability for contribution and/or non-contractual indemnity to Non- Settling Defendants under the Settlement Agreement.

                  (f) If, despite the provisions of this section, AHP or any Released Party makes a payment of any judgment due to a claim for contribution and/or non-contractual indemnity arising out of a Claim brought by a Settlement Class Member against a Non-Settling Defendant with respect to a Settled Claim, such Settlement Class Member shall indemnify AHP and the Released Parties for such amount, and AHP shall make reasonable efforts to reduce such indemnity obligations to judgment in the underlying litigation involving the Non-Settling Defendant. To the extent that, for any reason, a Settlement Class Member has failed to satisfy an indemnity obligation arising under this paragraph within 90 days after AHP makes any such payment, AHP shall assign its indemnity rights against the Class Member to the Trustees and receive a credit against its Fund B obligations in the amount of the unsatisfied portion of the indemnity. The credit shall accrete with a 6% factor, compounded annually, commencing in the year it is generated. Accreted

EXHIBIT "E" TO MOU                                PAGE 3 OF 5
                           credits shall accumulate and shall be applied in the same manner as credits are applied pursuant to
                           Section III.1 of the MOU.

         2. To further protect the Non-Settling Defendants' interests, the Parties have agreed that the bar order shall incorporate the following provisions:

                  (a) If, despite the provisions of Section 1, (i) applicable law precludes a Non- Settling Defendant from obtaining a set-off or judgment reduction to which a Non-Settling Defendant would otherwise be entitled under applicable law in an individual case brought by a Settlement Class Member with respect to a Settled Claim without naming AHP or a Released Party as a party in the lawsuit and (ii) the Non-Settling Defendant and the Settlement Class Member cannot reach agreement on this issue sufficient to eliminate the Non-Settling Defendant's alleged need to name AHP or a Released Party in the lawsuit, the Non-Settling Defendant may apply to the Court(s) for relief from the bar order.

                  (b) The Non-Settling Defendant's application to the Court(s) shall set forth with specificity (i) the facts and law that would give rise to a claim for contribution and/or non-contractual indemnity but for the provisions of this Settlement Agreement; (ii) the efforts that the Non-Settling Defendant has made to reach an accommodation with the Settlement Class Member with respect to the need to name AHP or a Released Party as a defendant in the case; and (iii) the factual and legal bases for the Non-Settling Defendant's claim that, under the particular facts of the case and the particular provisions of applicable law, the Non-Settling Defendant must be permitted to name AHP or a Released Party in the case despite the bar order.

                  (c) A copy of the Non-Settling Defendant's application(s) to the Court(s) shall be served on the PMC and counsel for AHP.

                  (d) The Court(s) shall modify the bar order to permit a Non-Settling Defendant to name AHP or a Released Party in a particular case brought against a Non-Settling Defendant by a Settlement Class Member with respect to a Settled Claim, only where doing so is essential to protect set-off or judgment reduction rights to which the Non-Settling Defendant would be entitled under applicable law but for the provisions of this Settlement Agreement. Any order modifying the bar order will contain provisions that protect the interests of AHP and the Released Parties in finality under this Settlement Agreement, including, among other things, provisions affirming that the Settlement Class Member has agreed (i) to forego any direct or indirect recovery from AHP or the Released Parties of sums over and above those received under this Settlement Agreement and (ii) to give up any portion of any judgment

EXHIBIT "E" TO MOU                                PAGE 4 OF 5

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                           obtained against a Non-Settling Defendant that is
                           attributed to AHP or any Released Party with respect to a Settled Claim.

                  (e) Applications made by Non-Settling Defendants for modification of the bar order will be subject to the provisions of Fed.R.Civ.P. 11 and/or the state law equivalent.

         3. "Non-Settling Defendant" shall mean any person or entity that is not AHP or a Released Party as defined herein, against whom or which any claim, suit, action or other proceeding has been or is hereafter made, asserted or commenced alleging injury or damage as a result of a Settled Claim. A physician or other Released Party may be a Non-Settling Defendant as to any claim with respect to which he, she, or it is not a Released Party. The term Non-Settling Defendant is not limited to persons or entities who are sued in an action in which AHP or another Released Party is also a party.

         4. "Non-Contractual Indemnity" or "Non-Contractual Indemnification" means a right of indemnity based upon the relationship between or conduct of the parties. These terms include, and the protections provided AHP and the Released Parties herein apply to, a contractual obligation of indemnification voluntarily assumed by AHP to the extent AHP would have been liable to such claimant for indemnity in the absence of such contractual indemnification.

         5. "Settlement Class Member" referred to in this Exhibit "E" shall mean any member of the Settlement Class who has not timely exercised an initial opt-out right, an intermediate opt-out right, or a back end opt-out right pursuant to the terms of the Settlement Agreement. Upon the exercise of any such opt-out rights, the provisions of this Exhibit shall become ineffective in connection with any action brought by each class member who has exercised any right of opt-out.

         6. A Settled Claim is defined as set forth in Exhibit "C" to the MOU.

         7. The Settlement Agreement shall contain other specific terms and provisions to implement, with respect to specific third parties, the Parties' intention that no Settlement Class Member shall recover, directly or indirectly, any sums for Settled Claims from AHP or any Released Party other than amounts received under this Settlement Agreement, and that AHP shall make no payments to such third parties for any amounts arising out of a Settled Claim brought against such third parties by any Class Member, except to the extent that a Class Member timely and properly exercises an initial, intermediate or back-end opt-out right provided by the MOU.

EXHIBIT "E" TO MOU                                PAGE 5 OF 5

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